IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
VION PHARMACEUTICALS, INC.,	:	Case No. 09-14429 (CSS)
:
Debtor.[1]	:
x

DISCLOSURE STATEMENT FOR DEBTOR’S
CHAPTER 11 PLAN OF LIQUIDATION

RICHARDS, LAYTON & FINGER, P.A.
John H. Knight, Esq. (No. 3848)
Christopher M. Samis, Esq. (No. 4909)
Julie A. Finocchiaro, Esq. (No. 5303)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

FULBRIGHT & JAWORSKI L.L.P.
Paul Jacobs, Esq.
Merrill M. Kraines, Esq.
David L. Barrack, Esq.
666 Fifth Avenue
New York, New York 10103
Telephone: (212) 318-3000
Facsimile: (212) 318-3400

Dated: February 11, 2010	Counsel to the Debtor and Debtor-in-Possession

[1]	The Debtor in this case, along with the last four digits of the federal tax identification number for the Debtor, is Vion Pharmaceuticals, Inc. (1221). The Debtor’s corporate offices are located at 4 Science Park, New Haven, Connecticut 06511.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. [___], 2010 PREVAILING EASTERN TIME, UNLESS THE DEBTOR, IN CONSULTATION WITH THE COMMITTEE, EXTENDS THE VOTING DEADLINE PRIOR TO [___], 2010. TO BE COUNTED, THE VOTING AND CLAIMS AGENT MUST ACTUALLY RECEIVE YOUR BALLOT ON OR BEFORE THE VOTING DEADLINE.
CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND ANY EXHIBITS ATTACHED HERETO IS SPECULATIVE, AND PERSONS SHOULD NOT RELY ON SUCH DOCUMENTS IN MAKING INVESTMENT DECISIONS WITH RESPECT TO (A) THE DEBTOR OR (B) ANY OTHER ENTITIES THAT MAY BE AFFECTED BY THE DEBTOR’S CHAPTER 11 CASE.

VION PHARMACEUTICALS, INC. (THE “DEBTOR”) IS PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE CHAPTER 11 PLAN OF LIQUIDATION OF THE DEBTOR TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN. YOU SHOULD NOT RELY UPON OR USE THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR ANY OTHER PURPOSE.
THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED FOR REVIEW WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.
THIS DISCLOSURE STATEMENT MAY CONTAIN “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE READER IS CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD-LOOKING STATEMENTS. THE LIQUIDATION ANALYSIS, DISTRIBUTION PROJECTIONS AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.
NO LEGAL OR TAX ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT. THE DEBTOR URGES EACH HOLDER OF A CLAIM OR AN INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN.
IT IS THE DEBTOR’S POSITION THAT THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER. RATHER, HOLDERS OF CLAIMS AND INTERESTS AND OTHER ENTITIES SHOULD CONSTRUE THIS DISCLOSURE STATEMENT AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.
NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR CAUSE OF ACTION, CLAIM OR PROJECTED OBJECTION TO A PARTICULAR CLAIM IS, OR IS NOT, IDENTIFIED IN THE DISCLOSURE STATEMENT. THE LIQUIDATING TRUSTEE MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS. THE PLAN RESERVES FOR THE LIQUIDATING TRUSTEE THE RIGHT TO BRING CAUSES OF ACTION (DEFINED IN THE PLAN) AGAINST ANY ENTITY OR PARTY IN INTEREST EXCEPT THOSE SPECIFICALLY RELEASED.
THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN EVENTS IN THE DEBTOR’S CHAPTER 11 CASE AND

CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE. ALTHOUGH THE DEBTOR BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTOR’S MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTOR DOES NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.
THE DEBTOR’S MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT. ALTHOUGH THE DEBTOR HAS USED ITS REASONABLE BUSINESS JUDGMENT TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, NO ENTITY HAS AUDITED THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT.
THE DEBTOR IS MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTOR MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTOR HAS NO AFFIRMATIVE DUTY TO DO SO. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DEBTOR FILED THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTOR AND THEIR OWN ANALYSIS OF THE TERMS OF THE PLAN, INCLUDING, WITHOUT LIMITATION, ANY RISK FACTORS CITED HEREIN, IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.
THE DEBTOR HAS NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTOR HAS NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTOR OR THE VALUE OF ITS PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.
PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

TABLE OF CONTENTS

I.	SUMMARY		1
	A.	The Chapter 11 Case and Sale Efforts	1
	B.	The Purpose of the Plan	2
	C.	Treatment of Claims and Interests	2
	D.	Entities Entitled to Vote on the Plan	3
	E.	Solicitation Process	4
	F.	Voting Procedures	4
	G.	Confirmation Hearing	5
II.	BACKGROUND TO THIS CHAPTER 11 CASE		6
	A.	Debtor’s Business	6
	B.	Debtor’s Corporate Structure	6
	C.	Summary of Prepetition Indebtedness	7
III.	EVENTS LEADING TO THIS CHAPTER 11 CASE		7
IV.	ADMINISTRATION OF THE CHAPTER 11 CASE		8
	A.	Overview of Chapter 11	8
	B.	Initial Motions and Certain Related Relief	8
	C.	Unsecured Creditors Committee	9
	D.	Filing Schedules and Setting of Bar Dates	9
	E.	Sale of Assets	10
V.	SUMMARY OF THE PLAN		11
	A.	Summary	11
	B.	Unclassified Claims: Administrative Claims and Priority Tax Claims	11
	C.	Classes of Claims and Interests: Classification, Treatment and Voting Rights	12
	D.	Acceptance or Rejection of the Plan	14
VI.	MEANS FOR IMPLEMENTATION OF THE PLAN		15
	A.	Implementation of Plan	15
	B.	Formation of the Vion Liquidating Trust	15
	C.	Appointment and Term of the Liquidating Trustee	15
	D.	Duties of the Liquidating Trustee	16
	E.	Post-Confirmation Expenses	18
	F.	Liability; Indemnification	19
	G.	Dissolution of the Committee	19
	H.	Trust Oversight Committee	19
	I.	Corporate Action	20
	J.	Dissolution of the Debtor and the Vion Liquidating Trust	21
	K.	Saturday, Sunday or Legal Holiday	21
	L.	Preservation of All Avoidance Actions and Causes of Action	21
VII.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		21
	A.	Assumption of Certain Contracts and Leases and Cure Payments	21
	B.	Rejection of Remaining Executory Contracts and Unexpired Leases	22
	C.	Rejection Damages Bar Date	22
	D.	Insurance Policies	22
VIII.	DETERMINATION OF CLAIMS AND DISTRIBUTIONS		22
	A.	Disbursing Agent	22
	B.	Time and Manner of Distributions	23
	C.	Delivery of Distributions	23
	D.	Undeliverable Distributions	23
	E.	Claims Administration Responsibility	24

	F.	Procedures for Treating and Resolving Disputed and Contingent Claims	25
	G.	Setoffs and Recoupment	25
	H.	Allowance and Disallowance of Claims Subject to Bankruptcy Code § 502	25
	I.	Cancellation of Instruments and Agreements	25
	J.	No Interest on Claims	25
	K.	Withholding Taxes	26
	L.	Reports	26
IX.	CONDITIONS PRECEDENT		26
	A.	Conditions Precedent to Effective Date	26
	B.	Revocation, Withdrawal or Non-Consummation of Plan	26
X.	ADMINISTRATIVE PROVISIONS		27
	A.	Retention of Jurisdiction by the Bankruptcy Court	27
	B.	Payment of Statutory Fees	28
	C.	Headings	28
	D.	Binding Effect of Plan	28
	E.	Final Order	28
	F.	Withholding and Reporting Requirements	28
	G.	Tax Exemption	29
	H.	Governing Law	29
	I.	Severability	29
	J.	Revocation	29
	K.	Construction	29
	L.	Plan Controls Disclosure Statement	29
	M.	Amendments and Modifications	30
	N.	Notices	31
	O.	Filing of Additional Documents	31
	P.	Direction to a Party	31
	Q.	Successors and Assigns	31
	R.	Waiver of Subordination	31
XI.	Financial information		32
	A.	Status of Current Cash Position as of December 31, 2009	32
	B.	Projected Distributable Cash	32
	C.	Descriptions of Assets and Litigation	32
	D.	Risks Associated with Realizing on Litigation	33
XII.	Certain Factors to be Considered Regarding the Plan		33
	A.	Bankruptcy Considerations	33
	B.	Overall Risks to Recovery by Holders of Claims	34
	C.	Risks Regarding the Amount of Priority, Priority Tax and Administrative Claims	34
	D.	Risks Regarding Amount of Unsecured Claims	34
XIII.	Post-Confirmation Issues		34
	A.	Confirmation Order Vacated	34
	B.	Payment of Statutory Fees	34
	C.	Authority to Effectuate Plan	34
	D.	Binding Effect	34
	E.	Exculpation	35
	F.	Release by Debtor	35
	G.	Release by Holders of Claims and Protected Parties	35
	H.	Injunctions	36
	I.	Term of Injunctions or Stays	36
	J.	Securities Law	36

XIV.	Certain Federal Income Tax Consequences of the Plan		36
	A.	Federal Income Tax Consequences	37
XV.	Alternatives to Confirmation of the Plan		38
	A.	Acceptance and Confirmation of the Plan	38
	B.	General Confirmation Requirements	38
	C.	Best Interest Test	38
	D.	Financial Feasibility Test	40
	E.	Acceptance by Impaired Classes	40

EXHIBITS

Exhibit A	Chapter 11 Liquidation Plan of the Debtor

I. SUMMARY2
     Pursuant to section 1125 of the Bankruptcy Code, the Debtor submits this Disclosure Statement to Holders of Claims and Interests in connection with (a) the solicitation of votes to accept or reject the Plan, dated as of February 9, 2010 and (b) the Confirmation Hearing, which is scheduled for April 6, 2010 at 11:30 a.m. (prevailing Eastern Time).
     The following summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Disclosure Statement.
A. The Debtor’s Chapter 11 Case and Sale Efforts
     On December 17, 2009, the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the stated intent of restructuring of the Debtor and its outstanding indebtedness or pursuing a sale of substantially all of its assets. While the Debtor is continuing to pursue a possible sale transaction or transactions, the Debtor has not been successful in restructuring or in closing a sale of its assets to date and, accordingly, is simultaneously preparing to liquidate in an orderly fashion.
     The Debtor is a development-stage pharmaceutical company that develops therapeutics for the treatment of cancer based on technologies licensed from Yale University. The Debtor was formed in Delaware on March 27, 1992 under the name “MelaRx Pharmaceuticals, Inc.”. The Debtor changed its name to “OncoRx, Inc.” on April 20, 1995 and took its present name, Vion Pharmaceuticals, Inc., on April 18, 1996.
     The Debtor’s research and product development activities to date have consisted primarily of conducting preclinical trials of product candidates, obtaining regulatory approval for human clinical trials, conducting human clinical trials, preparing to file and filing for regulatory approval of its lead product candidate, Onrigin™ (laromustine) Injection, conducting pre-commercialization activities, negotiating and obtaining collaborative agreements and obtaining financing in support of these activities. Since inception, the Debtor has generated minimal revenues and has incurred substantial operating losses from its activities. The Debtor currently has no material source of revenue. The U.S. Food and Drug Administration (“FDA”) has required that a new Phase III randomized study be conducted prior to any decision on approval of Onrigin™, and the Debtor does not have sufficient funds to conduct such a trial.
     The Debtor is a publicly traded company, which trades on the OTC Bulletin Board under the symbol “VIONQ.” The last reported closing price for a share of the Debtor’s $0.01 par value per share common stock (the “Common Stock”) was $0.08 on February 5, 2010. Holders of the Debtor’s common stock will not receive any distributions under the Plan. The Debtor has no operating affiliates or subsidiaries.
     The Debtor has no secured debt outstanding. Prior to the filing for bankruptcy, the Debtor’s only unsecured debt other than in respect of unpaid taxes, severance and trade payables was $60 million due to Holders of the Debtor’s 7.75% convertible senior notes that were originally due February 15, 2012 (the “Notes”). Currently, there are approximately $69.2 million in scheduled and filed general unsecured prepetition Claims.
     On October 12, 2009, the Debtor hired the investment banking firm Merriman Curhan Ford & Co. (“Merriman”) to assist in evaluating its strategic alternatives, including any combination of a restructuring of the Debtor and its outstanding indebtedness or a sale of the Debtor or its assets. On December 9, 2009, the Debtor terminated its agreement with Merriman and on December 11, 2009 engaged Roth Capital Partners, LLC (“Roth”) to assist in evaluating strategic alternatives after the leaders of the Debtor’s efforts at Merriman, left Merriman to join Roth. The Debtor filed this Chapter 11 Case with a view to maximize the value of its assets for creditors by preserving the Estate while it continued to explore its strategic alternatives.
     The Debtor’s assets are the subject of a full and robust marketing process over approximately four months, and supported by the prepetition investment banking efforts of Merriman and Roth and the post-petition marketing

[2]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

conducted by Roth. While the Debtor continues to canvass the marketplace, the Debtor believes that it may not be able to consummate a sale transaction. Accordingly, the Debtor is simultaneously seeking approval of the Plan. In the event a sale transaction is consummated, the Debtor reserves the right to revoke and withdraw or amend the Plan and this Disclosure Statement as necessary.
B. The Purpose of the Plan
     On February 9, 2010, the Debtor filed the Plan with the Bankruptcy Court to facilitate the liquidation of the Debtor’s Estate and the distribution of the Debtor’s remaining assets, which consist mainly of sale proceeds, to Holders of Allowed Claims. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.
     In the absence of a sale transaction, the Debtor believes the Plan provides the best recoveries possible for Holders of Allowed Claims and Interests and strongly recommends that, if such Holders are entitled to vote, they vote to accept the Plan. Additionally, as set forth in the Committee’s Letter in Support of the Plan, a copy of which was included in the Solicitation Package, the Committee has decided to support the Plan and recommends that you return your ballot accepting the Plan.
     Pursuant to section 1141(d)(3) of the Bankruptcy Code, the Plan does not contain a discharge for the Debtor as (1) the Plan is a liquidating plan, (2) the Debtor will not be engaging in business after the consummation of the Plan, and (3) the Debtor is not entitled to a discharge under section 727(a) of the Bankruptcy Code.
C. Treatment of Claims and Interests
THE FOLLOWING CHART IS A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS AND THE POTENTIAL DISTRIBUTIONS UNDER THE PLAN. THE AMOUNTS SET FORTH BELOW ARE ESTIMATES ONLY. REFERENCE SHOULD BE MADE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS. THE RECOVERIES SET FORTH BELOW ARE PROJECTED RECOVERIES AND ARE THEREFORE SUBJECT TO CHANGE. THE ALLOWANCE OF CLAIMS MAY BE SUBJECT TO LITIGATION OR OTHER ADJUSTMENTS, AND ACTUAL ALLOWED CLAIM AMOUNTS MAY DIFFER MATERIALLY FROM THESE ESTIMATED AMOUNTS.

		Projected Estimated
Class/Type of Claim or Interest	Plan Treatment of Class	Recovery Under Plan
Administrative Claims	Paid in full in Cash	100%

Priority Tax Claims	Paid in full in Cash	100%

Class 1 — Priority Claims	Paid in full in Cash	100%

Class 2 — Secured Claims	Paid in full in Cash	100%

Class 3 — General Unsecured Claims, including Notes Claims	Each Holder paid its Pro Rata Share of Distributable Cash	13%-17% Can vary widely based on various factors as more fully discussed herein

Class 4 — Interests and Interest Related Claims arising from Common Stock	No distribution	0%

     The actual recoveries under the Plan by the Holders of Class 3 Claims will be dependent upon a variety of factors, including whether and to what extent (i) the Debtor is able to realize any value for its remaining assets and (ii) Disputed Claims are resolved in favor of the Debtor. Accordingly, the actual amount available for Distribution to Holders of Class 3 Claims is unknown at this time.
D. Entities Entitled to Vote on the Plan
     Under the provisions of the Bankruptcy Code, not all holders of claims against and interests in a debtor are entitled to vote on a chapter 11 plan. Holders of claims that are not Impaired by the Plan are deemed to accept the Plan under section 1126(f) of the Bankruptcy Code and therefore are not entitled to vote on the Plan. Holders of claims that will not receive a distribution under the Plan are deemed to conclusively reject the Plan and therefore are not entitled to vote on the Plan.
     Claims and Interests are classified for all purposes, including voting, confirmation and Distribution pursuant to the Plan and sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or an Interest to be classified in a particular Class only to the extent that the Claim or the Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of a different Class.
SUMMARY OF STATUS AND VOTING RIGHTS

Class	Claim	Status	Voting Rights
1	Priority Claims	Unimpaired	Not entitled to vote; Deemed to accept

2	Secured Claims	Unimpaired	Not entitled to vote; Deemed to accept

3	General Unsecured Claims	Impaired	Entitled to vote

4	Interests and Interest Related Claims Arising from Common Stock	Impaired	Not entitled to vote; Deemed to reject
     The following sets forth the Classes that are entitled to vote on the Plan and the Classes that are not entitled to vote on the Plan:
•	The Debtor IS soliciting votes to accept or reject the Plan from Holders of Claims in Class 3 because such Claims are Impaired under the Plan and will potentially receive Distributions under the Plan. Accordingly, Holders of Claims in Class 3 have the right to vote to accept or reject the Plan.

•	The Debtor is NOT soliciting votes from the Holders of Claims in Classes 1, 2 or 4 because those Classes, and the Claims of any Holders in those Classes, are either unimpaired under the Plan or are otherwise deemed to accept the Plan.

•	The Debtor is NOT soliciting votes from the Holders of Class 4 Claims. Class 4 Holders are Impaired and will receive no Distribution under the Plan and are deemed to reject the Plan.
     For a detailed description of the Classes of Claims and Interests, as well as their respective treatment under the Plan, see Article II of the Plan.

E. Solicitation Process
     The following documents and materials will constitute the Debtor’s Solicitation Package:
•	Plan;

•	Disclosure Statement;

•	Order approving the Disclosure Statement and related Solicitation Procedures (“Disclosure Statement Order”);

•	Notice of the hearing at which confirmation of the Plan will be considered (“Confirmation Hearing Notice”);

•	Committee Letter in Support of the Plan;

•	Appropriate Ballot and voting instructions; and

•	Pre-addressed, postage prepaid return envelope.
     The Debtor intends to distribute the Solicitation Packages no fewer than twenty-five (25) calendar days before the Voting Deadline or on such other schedule as is approved by the Bankruptcy Court. The Debtor submits that distribution of the Solicitation Packages at least twenty-five (25) calendar days prior to the Voting Date or on such other schedule as is approved by the Bankruptcy Court will provide the requisite materials to Holders of Claims entitled to vote on the Plan in compliance with Bankruptcy Rules 3017(d) and 2002(b).
     The Solicitation Package will be distributed to Holders of Claims in Class 3 as of the Voting Record Date and in accordance with the Solicitation Procedures. The Solicitation Package (except the Ballots) may also be obtained: (a) (i) by writing (sent via first class mail) to Delaware Claims Agency, LLC, 230 North Market Street, P.O. Box 515, Wilmington, Delaware 19899; (ii) by calling Delaware Claims Agency, LLC at 800-838-6773; (iii) by e-mailing Delaware Claims Agency, LLC at info@delclaims.com; or (b) via PACER at http://www.deb.uscourts.gov/.
     Other parties entitled to receive the Solicitation Packages, including the Internal Revenue Service and the Securities and Exchange Commission, will be served paper copies of the order approving the Disclosure Statement, the Disclosure Statement and all exhibits to the Disclosure Statement, including the Plan, the Confirmation Hearing Notice and the Committee Letter in Support of the Plan.
F. Voting Procedures
     The Voting Record Date is [________], 2010. The Voting Record Date is the date on which the Holders of Claims that are entitled to vote to accept or reject the Plan will be determined.
     The Voting Deadline is 4:00 p.m. prevailing Eastern Time on [__________], 2010. To ensure that a vote is counted, Holders of Class 3 Claims must: (a) complete the Ballot; (b) indicate a decision either to accept or reject the Plan; and (c) sign and return the Ballot to the address set forth on the enclosed pre-addressed envelope provided in the Solicitation Package or by delivery by first-class mail, overnight courier or personal delivery, so that all Ballots are actually received no later than the Voting Deadline, by Delaware Claims Agency, LLC at the address below.
     ANY BALLOT THAT IS PROPERLY EXECUTED BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.
     EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIM WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. IF YOU CAST MORE

THAN ONE BALLOT VOTING THE SAME CLAIM ON OR BEFORE THE VOTING DEADLINE, THE LAST BALLOT RECEIVED BEFORE THE VOTING DEADLINE WILL BE DEEMED TO REFLECT YOUR INTENT AND THUS WILL SUPERSEDE ANY PRIOR BALLOTS.
BALLOTS
Ballots must be actually received by the
Debtor by the Voting Deadline at the following address:
Delaware Claims Agency, LLC
230 North Market Street, P.O. Box 515
Wilmington, Delaware 19899
If you have any questions on the procedures for voting on the Plan, please contact the Debtor’s attorneys via the following contact information:
Christopher M. Samis, Esq.
Richards, Layton & Finger, P.A.
One Rodney Square
920 N. King Street
Wilmington, DE 19801
(302) 651-7845
samis@rlf.com
If you have any questions that you wish to discuss with counsel for the
Committee please contact Adam H. Friedman, Esq., Olshan Grundman Frome
Rosenzweig & Wolosky LLP at the following telephone number:
(212) 451-2300.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTOR, IN CONSULTATION WITH THE COMMITTEE, DETERMINES OTHERWISE.
     Prior to deciding whether and how to vote on the Plan, each Holder in the voting Class should consider carefully all of the information in this Disclosure Statement, especially the risk factors described herein.
G. Confirmation Hearing
     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.
     The Confirmation Hearing will commence on April 6, 2010 at 11:30 a.m. prevailing Eastern Time, before The Honorable Christopher S. Sontchi, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 5th Floor, Courtroom #6, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.
     The Plan Objection Deadline is 4:00 p.m. prevailing Eastern Time on [             ], 2010. All objections to the Plan must be filed with the Bankruptcy Court and served on the Debtor and certain other parties in accordance with the Disclosure Statement Order on or before the Plan Objection Deadline. In accordance with the Confirmation Hearing Notice filed with the Bankruptcy Court, objections to the Plan or requests for modifications to the Plan, if any, must:

•	Be in writing;

•	Conform to the Bankruptcy Rules and the Local Bankruptcy Rules;

•	State the name and address of the objecting Entity and the amount and nature of the Claim or Interest of such Entity;

•	State with particularity the basis and nature of the objection to the Plan and, if practicable, a proposed modification to the Plan that would resolve such objection; and

•	Be filed, contemporaneously with proof of service, with the Bankruptcy Court and served so that it is actually received by the notice parties identified in the Confirmation Hearing Notice on or prior to the Plan Objection Deadline.

THE BANKRUPTCY COURT MAY NOT CONSIDER OBJECTIONS TO THE PLAN UNLESS THEY ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE PROCEDURES SET FORTH IN THE DISCLOSURE STATEMENT ORDER.
II. BACKGROUND TO THIS CHAPTER 11 CASE
A. Debtor’s Business
          1. Debtor’s Operations
     The Debtor is a development-stage pharmaceutical company that develops therapeutics for the treatment of cancer. Recently, nearly all of the Debtor’s resources have been focused on, and continue to be focused on, the development of Onrigin™ for the treatment of acute myeloid leukemia. Since inception, the Debtor has generated minimal revenues and has incurred substantial operating losses from its activities. The Debtor currently has no material source of revenue.
          2. Employees
     As of the Petition Date, the Debtor employed nineteen (19) full-time and two part-time employees. Of such employees, six were executive officers. As of the date hereof, eighteen (18) employees remain with the Debtor.
          3. Directors and Officers
     As of the date hereof, the Debtor has six (6) remaining executive officers: Alan Kessman, Chief Executive Officer, Howard B. Johnson, President and Chief Financial Officer, Karen Schmedlin, Vice President, Finance and Chief Accounting Officer, Ann Cahill, Vice President, Clinical Development, Dr. Ivan King, Vice President, Research and Development, and Dr. James Tanguay, Vice President, Chemistry, Manufacturing and Controls. It is expected that such officers will resign upon the Effective Date of the Plan.
     The Debtor’s current board of directors consists of: William R. Miller, Alan Kessman, George Bickerstaff, Kevin Rakin, Alan C. Sartorelli, Ph.D., Ian Williams, D. Phil. and Gary Willis. It is expected that such directors will resign upon the Effective Date of the Plan.
B. Debtor’s Corporate Structure
     The Debtor is a Delaware corporation with 60,000,000 authorized shares of common stock, $0.01 par value per share, of which 8,054,519 were outstanding as of the Petition Date. None of the Debtor’s 5,000,000 authorized shares of preferred stock are issued or outstanding.

C. Summary of Prepetition Indebtedness
     On February 20, 2007, the Debtor completed the sale of $60 million 7.75% convertible senior notes due 2012 (the “Notes”) and related warrants to purchase up to 780,000 additional shares of its common stock to CRT Capital Group, LLC as the initial purchaser for resale in a private placement to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside the United States under Regulation S under the Securities Act and to institutional investors that are accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act. Under the terms of the Notes, the Debtor was obligated to pay the principal amount of the Notes in cash on the maturity date, February 15, 2012. The Notes bear interest at a rate of 7.75% per year, payable on February 15 and August 15 of each year. Interest may be paid, at the Debtor’s option, in cash or registered shares of its common stock or some combination of cash and registered shares of its common stock having a fair market value equal to the interest payment due, in each case at the Debtor’s option from the date of issuance until repayment in full or until an earlier conversion, redemption or repurchase. As of the Petition Date, the Debtor owed $60 million under the Notes and accrued interest of approximately $1,563,000, all of which became due and payable as of the Petition Date under the acceleration clause of the Notes.
     Other than the Notes, the Debtor does not have any other prepetition indebtedness other than trade payables and other liabilities totaling approximately $4,500,000, including accrued expenses, accounts payable and accrued payroll incurred in the ordinary course of its business.
III. EVENTS LEADING TO THIS CHAPTER 11 CASE
     On December 11, 2009, the Debtor received a complete response letter from the U.S. Food and Drug Administration (“FDA”) related to its New Drug Application (“NDA”) for its lead drug asset, Onrigin™ (laromustine) injection, originally submitted in February 2009. The letter indicated that the FDA could not approve the Debtor’s NDA and provided recommendations to address remaining issues. The letter advised that the Debtor complete a randomized trial or trials to define the efficacy and safety of Onrigin™ in the patient population proposed for the indication and that any trial should be designed to demonstrate a survival benefit that was clearly attributable to Onrigin™ with an acceptable safety profile in a well-characterized patient population. In addition to clinical and statistical recommendations, the letter also addressed clinical pharmacology and manufacturing issues. The complete response letter further requested that the Debtor provide an update on Onrigin™ safety information when the other issues had been addressed.
     The FDA’s determination requiring a successful Phase III randomized trial of Onrigin™ prior to receiving regulatory approval meant that the Debtor did not have a marketable commercial product to generate revenues. Moreover, the Debtor did not have sufficient funds to conduct a new randomized trial of Onrigin™. Accordingly, the Debtor needed to raise additional capital to conduct the additional randomized trial of Onrigin™, fund its operations and complete its product development.
     The state of the global economy and capital markets made it exceedingly difficult to raise capital through public offerings or private placements of securities, particularly in the small capitalization biotech sector in which the Debtor operates. This situation has made the attempt for equity or debt financing highly unsuccessful.
     It was also more difficult for the Debtor to raise capital once its shares were no longer listed on the Nasdaq. The Debtor believes that its capital structure has hampered its ability to seek equity financing due to the senior position of the debt and the great disparity between the amount outstanding under the Notes and the market value of the Debtor.
     Against this backdrop, on October 12, 2009, the Debtor announced that it had hired Merriman as its investment banking firm to assist in evaluating its strategic alternatives, including any combination of a restructuring of the Debtor and its outstanding indebtedness, a sale of the Debtor or its assets and financing options. On December 9, 2009, the Debtor terminated its agreement with Merriman and engaged Roth on December 11, 2009 to assist in evaluating strategic alternatives after John W. Chambers and Michael A. Margolis, the leaders of the Debtor’s efforts at Merriman, left Merriman to join Roth.

     On November 23, 2009, in an effort to reduce operating costs, the Debtor notified approximately one half of its work force that they would be terminated on December 7, 2009, without payment of severance pursuant to the Debtor’s retention plan adopted in July 2008. In addition, three employees resigned in November, leaving the Debtor with only 19 full-time and two part-time employees as of the Petition Date.
     Notwithstanding its cost savings relating to this work force reduction, the Debtor concluded that it could not continue operations in the ordinary course without unnecessarily depleting its Estate while remaining unable to execute on the strategy for approval required by the FDA due to its inability to raise additional capital to fund a new randomized trial. To that end, the Debtor filed this Chapter 11 Case with the primary purpose of allowing its business to be sold, restructured or wound down in an orderly manner in the goal of enhancing the recovery to the creditors of the Estate.
IV. ADMINISTRATION OF THE CHAPTER 11 CASE
A. Overview of Chapter 11
     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for similarly situated holders of claims and equity interests, subject to the priority of distributions prescribed by the Bankruptcy Code in a liquidation.
     The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the commencement of the chapter 11 case. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”
     Consummating a plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any entity acquiring property under the plan, any holder of a claim against or equity interest in the debtor and all other entities as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code, to the terms and conditions of the confirmed plan. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan provides for the treatment of claims and equity interests in accordance with the terms of the confirmed plan.
     Prior to soliciting acceptances of a proposed chapter 11 plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the chapter 11 plan. This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code.
B. Initial Motions and Certain Related Relief
     Immediately following the Petition Date, the Debtor devoted substantial effort to stabilizing its operations and preserving and restoring its relationships with vendors and customers. To that end, the Debtor sought and obtained a number of orders from the Bankruptcy Court to minimize disruption to its operations and facilitate the administration of its case. Several of these orders are briefly summarized below.
          1. Applications to Retain Professionals
     To assist the Debtor in carrying out its duties as debtor in possession and to represent the Debtor’s interests in the Chapter 11 Case, the Debtor applied to retain Fulbright & Jaworski L.L.P. as its bankruptcy counsel. The Bankruptcy Court approved the retention of Fulbright & Jaworski L.L.P. on January 20, 2010 effective as of the Petition Date. The Debtor also applied to retain Richards, Layton & Finger, P.A., as its Delaware co-counsel. The Court approved the retention of Richards, Layton & Finger, P.A. on January 20, 2010, effective as of the Petition Date.

     Additionally, the Debtor applied to retain Roth to continue assisting the Debtor in evaluating its strategic alternatives and in finding a buyer for the Debtor or its assets. The Bankruptcy Court approved the retention of Roth on January 20 2010, effective as of the Petition Date.
     Finally, the Debtor also applied to retain Ernst & Young, L.L.P. (“E&Y”) to assist it with the preparation of its Schedules and Statements and certain tax matters during the Chapter 11 Case. The Bankruptcy Court approved the retention of E&Y on [_______], 2010, effective as of December [____], 2009 and approved the supplementation of such retention on [__________], 2010, effective as of January 19, 2010.
          2. First Day Relief
     On December 21, 2009, the Court entered orders (a) approving the continued use of the Debtor’s cash management system and (b) authorizing the Debtor to pay prepetition employee wages and to continue employee benefit programs. The Court also entered an interim order prohibiting utilities from discontinuing service to the Debtor on account of its bankruptcy filing and setting up an escrow account as adequate assurance to the Debtor’s utility providers. The Court entered a final utilities order on January 21, 2010. The relief granted in these orders helped stabilize the Debtor’s business in the initial days of this Chapter 11 Case.
C. Unsecured Creditors Committee
     On January 5, 2010, the U.S. Trustee appointed the Committee pursuant to section 1102 of the Bankruptcy Code. The members of the Committee included U.S. Bank, N.A., Highbridge International LLC and I3 Research, Inc.
     The Committee applied to retain Olshan Grundman Frome Rosenzweig & Wolosky LLP as counsel to the Committee. On [_____], 2010, the Bankruptcy Court entered an order approving the retention of Olshan Grundman Frome Rosenzweig & Wolosky LLP as counsel to the Committee, effective as of January 6, 2010. The Committee also applied to retain Potter Anderson & Corroon LLP as co-counsel to the Committee. On [_____], the Bankruptcy Court approved the retention of Potter Anderson & Corroon LLP, effective as of January 4, 2010.
     Additionally, the Committee applied to retain NHB Advisors, Inc. as financial advisors to the Committee. On [___], the Bankruptcy Court approved the retention of NHB Advisors, Inc., effective as of January 6, 2010.
D. Filing Schedules and Setting of Bar Dates
     The Debtor filed its Schedules on January 15, 2010. On [___], 2010, the Bankruptcy Court entered the Claims Bar Date Order [Docket No. _____], which set forth the following dates by which proofs of claims must be Filed:
•	General Bar Date: [_____], 2010 at 4:00 p.m. prevailing Eastern Time; and

•	Governmental Bar Date: [_____], 2010 at 4:00 p.m. prevailing Eastern Time.
     Subject to certain limited exceptions contained in the Bankruptcy Code and as set forth in the Bar Date Order, other than Claims arising from the rejection of executory contracts after the General Bar Date, all proofs of Claim were to be submitted by the applicable Bar Date.
     In accordance with the Bar Date Order, written notice of the Bar Dates and the Proof of Claim Form were mailed to, among others, all known claimants holding actual or potential Claims and other parties listed in the Bar Date Order within five business days after the date of entry of the Bar Date Order. Pursuant to the Bar Date Order, any person or entity that is required to file a proof of claim in this case but fails to do so by the applicable Bar Date shall be forever barred, estopped, and enjoined from:

     (1) asserting a timely Claim against the debtor in this chapter 11 case that (a) is in an amount that exceeds the amount, if any, that is identified in the Schedules on behalf of such entity as undisputed, noncontingent, and liquidated; or (b) is of a different nature or a different classification than any Claim identified in the schedules on behalf of such person or entity (any such Claim under this subparagraph (a) being referred to herein as an “Unscheduled Claim”); and
     (2) voting upon, or receiving distributions under, any plan of liquidation in this in case in respect of an Unscheduled Claim.
E. Sale and Marketing Efforts
     On October 12, 2009, the Debtor hired Merriman to assist in evaluating its strategic alternatives, including any combination of a restructuring of the Debtor and its outstanding indebtedness, a sale of the Debtor or its assets and financing options. On December 9, 2009, the Debtor terminated its agreement with Merriman and engaged Roth on December 11, 2009 to assist in evaluating strategic alternatives after John W. Chambers and Michael A. Margolis, the leaders of the Debtor’s efforts at Merriman, left Merriman to join Roth.
     To date, in connection with the search for a potential purchaser, Roth has contacted over 130 potential parties, including both strategic and financial parties. Three parties executed confidentiality agreements. The Debtor also established a data room for interested parties to conduct due diligence. Two of these parties conducted due diligence, but no party has made an offer to purchase the Debtor’s assets as of the date hereof. Accordingly, the Debtor may need to liquidate its operations in an orderly fashion. To that end, the Debtor has formulated the Plan. Nevertheless, the Debtor continues to simultaneously investigate the possibility of a sale transaction and reserves the right to revoke and withdraw or amend the Plan and this Disclosure Statement as necessary.
V. SUMMARY OF THE PLAN
A. Summary
     1. The Plan constitutes a chapter 11 plan of liquidation for the Debtor.
     2. The following table classifies Claims against and Interests in the Debtor for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that any such Claim or Interest has not been paid or otherwise settled prior to the Effective Date or is not the subject of a current objection. The classification of a Claim in a particular Class for voting purposes shall not be deemed as an allowance of such Claim. The Debtor and the Liquidating Trust reserve all rights to object to or dispute any such Claims as further provided herein.
     3. Summary of Classification and Treatment of Classified Claims and Equity Interests.

CLASS	STATUS	VOTING RIGHTS
Class 1: Priority Claims	Not Impaired	Not Entitled to Vote

Class 2: Secured Claims	Not Impaired	Not Entitled to Vote

Class 3: General Unsecured Claims	Impaired	Entitled to Vote

Class 4: Interests and Interest Related Claims arising from Common Stock	Impaired	Not Entitled to Vote

B. Unclassified Claims: Administrative Claims and Priority Tax Claims
     As provided in Bankruptcy Code § 1123(a)(1), Administrative Claims and Priority Tax Claims shall not be classified for the purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article II of the Plan.
          1. Administrative Claims
               (a) Non-Professional Fee Claims
     The Liquidating Trustee shall pay each Holder of an Allowed Administrative Claim (excluding Professional Fee Claims) the full unpaid amount of such Allowed Administrative Claim, without interest, in Cash, as soon as practicable after the later of the Effective Date or within ten (10) days after the date such Administrative Claim becomes an Allowed Claim. Notwithstanding anything herein to the contrary, a Holder of an Allowed Administrative Claim may be paid on such other date or dates and upon such other less favorable terms as may be agreed upon by such Holder and the Liquidating Trustee. Without limiting the foregoing, all outstanding fees payable to the Office of the United States Trustee under 28 U.S.C. § 1930 that have not been paid as of the Effective Date shall be paid by the Liquidating Trustee no later than thirty (30) days after the Effective Date or when due in the ordinary course.
               (b) Professional Fee Claims
     The Liquidating Trustee shall pay Professionals who are entitled to reimbursement or allowance of fees and expenses from the Debtor’s Estate pursuant to Bankruptcy Code §§ 503(b)(2) — (b)(6), in Cash, in the amount awarded to such Professionals by Final Order of the Bankruptcy Court, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Case, and after application of any retainer received by the Professionals.
     Any final application for allowance of a Professional Fee Claim for services rendered and costs incurred through the Effective Date must be filed with the Bankruptcy Court and served on counsel for the Debtor, counsel for the Vion Liquidating Trust and the Liquidating Trustee, and counsel for the Committee at the addresses listed in Article IX.N of the Plan as well as on the Office of the United States Trustee so that it is received no later than forty-five (45) days after the Effective Date, or such Professional Fee Claim shall be forever barred and shall not be enforceable against the Debtor, its Estate, the Vion Liquidating Trust, the Liquidating Trustee and their successors, their assigns or their Assets. Allowed Professional Fee Claims must be paid in full, and Professional Fee Claims pending allowance by the Bankruptcy Court must be reserved for in full prior to any payment to Holders of Allowed Claims in Class 3 (General Unsecured Claims).
               (c) Administrative Claims and Second Administrative Expense Request Deadline
     Each Holder of an Administrative Claim (excluding Professional Fee Claims and the Indenture Trustee Fee Claim) must file an Administrative Expense Request requesting payment of such Administrative Claim with the Bankruptcy Court by the Administrative Expense Request Deadline, which shall be twenty (20) days after the Effective Date; provided, however, that any such Administrative Expense Request need not be filed with a hearing date.
2. Priority Tax Claims
     The Liquidating Trustee shall pay each Holder of an Allowed Priority Tax Claim in full, in Cash, as soon as practicable after the later of the Effective Date or within ten (10) days after the date such Priority Tax Claim becomes an Allowed Claim. All Allowed Priority Tax Claims against the Debtor that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof. The Liquidating Trustee can prepay any Allowed Priority Tax Claim at any time after the Effective Date without any penalty or charge.

     Holders of Allowed Priority Tax Claims will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with such Claims. Any Claim for any such penalty, or demand for any such penalty, will be deemed disallowed by confirmation of the Plan.
C. Classes of Claims and Interests: Classification, Treatment and Voting Rights
     Holders of Claims and Interests are divided into Classes and treated as follows:
     1. “Class 1” — Priority Claims — Not Impaired
          a. Classification
      Class 1 consists of all Priority Claims.
          b. Treatment
     The Disbursing Agent shall pay each Holder of an Allowed Class 1 Claim, in relative order of priority pursuant to Bankruptcy Code § 507, in full, in Cash, without interest, as soon as practicable after the later of the Effective Date or within ten (10) days after the date on which such Claim becomes an Allowed Claim.
          c. Voting
     Class 1 is not Impaired. Holders of Claims in Class 1 are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f). Therefore, Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.
2. “Class 2” — Secured Claims — Not Impaired
          a. Classification
     Class 2 consists of all Secured Claims, of which it is anticipated there are none.
          b. Treatment
     Each Holder of an Allowed Class 2 Claim shall, at the option of the Liquidating Trustee, subject to the consent of the Trust Oversight Committee, (i) have such Claim reinstated and rendered unimpaired in accordance with Bankruptcy Code § 1124(2), notwithstanding any contractual provision or applicable non-bankruptcy law that entitles such Holder to demand or to receive payment of such Claim prior to the s tated maturity of same from and after the occurrence of a default; (ii) receive Cash in an amount equal to such Claim, in full and complete satisfaction of such Claim, or as soon thereafter as is practicable; or (iii) receive the collateral securing its Claim in full and complete satisfaction of such Claim on the later of the Initial Distribution Date under the Plan and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.
          c. Voting
     Class 2 is not Impaired. Holders of Class 2 Claims are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code § 1126(f). Therefore, Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.
     3. “Class 3” — General Unsecured Claims — Impaired
          a. Classification
     Class 3 consists of all General Unsecured Claims.

          b. Treatment
     The Disbursing Agent shall distribute to each Holder of an Allowed Class 3 Claim its Pro Rata share of Distributable Cash, in accordance with Articles II and VI of the Plan, until paid in full. In the event such Claims are paid in full, Holders of Class 3 Claims shall be entitled to interest with respect to such Claims from the Petition Date through and including the Effective Date, accruing at the Federal Judgment Rate as of the Petition Date.
          c. Voting
     Class 3 is Impaired. Therefore, Holders of Class 3 Claims are entitled to vote to accept or reject the Plan and may choose the Convenience Class Election.
     4. “Class 4” — Interests and Interest Related Claims Arising From Common Stock — Impaired
          a. Classification
     Class 4 consists of all Interests and Interest Related Claims related to the Common Stock.
          b. Treatment
     Holders of Interests and Interest Related Claims in Class 4 will not receive a distribution or dividend on account of such Interests.
          c. Voting
     Class 4 is Impaired and will receive no distributions or dividends under the Plan. Holders of Class 4 Interests and Interest Related Claims are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code § 1126(g). Therefore, Holders of Class 4 Claims or Interests will not be entitled to vote to accept or reject the Plan.
D. Acceptance or Rejection of the Plan
          1. Impaired Classes of Claims Entitled to Vote
     Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on the Plan, Class 3 (General Unsecured Claims) shall be entitled to vote to accept or reject the Plan. If and to the extent any Class identified as being not Impaired is Impaired (whether as a result of the terms of the Plan or any modification or amendment thereto), such Class shall be entitled to vote to accept or reject the Plan.
          2. Classes Deemed to Accept the Plan
     Class 1 (Priority Claims) and Class 2 (Secured Claims) are unimpaired by the Plan. Pursuant to Bankruptcy Code § 1126(f), Classes 1 and 2 are conclusively presumed to have accepted the Plan, and the votes of Holders of Claims in Classes 1 and 2 will therefore not be solicited.
          3. Classes Deemed to Reject the Plan
     Holders of Interests and Claims in Class 4 (Interests and Interest Related Claims Arising From Common Stock) are not entitled to receive any distribution under the Plan on account of such Interests and Interest Related Claims. Pursuant to Bankruptcy Code § 1126(g), Class 4 is Impaired and is conclusively presumed to have rejected the Plan, and the votes of Holders of Interests and Interest Related Claims in Class 4 therefore will not be solicited.

VI. MEANS FOR IMPLEMENTATION OF THE PLAN
A. Implementation of Plan
     The Debtor proposes to implement and consummate the Plan on and after the Effective Date.
B. Formation of the Vion Liquidating Trust
     Prior to the Effective Date, the Debtor shall continue to wind down its businesses subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. The Plan contemplates the transfer of the Debtor’s Assets and liabilities into the Vion Liquidating Trust.
     The Vion Liquidating Trust shall be established as a Delaware common law trust, which shall also be a grantor trust for the sole purpose of liquidating the Estate and making distributions to Holders of Allowed Claims, in accordance with the Plan and Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Subject to definitive guidance from the IRS, all parties shall treat the Vion Liquidating Trust as a liquidating trust for all federal income tax purposes.
     The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to govern the rights, powers, obligations and appointment and removal of the Liquidating Trustee and to ensure the treatment of the Vion Liquidating Trust as a liquidating trust for federal income tax purposes, all consistent with the Plan.
     For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Liquidating Trustee and Holders of Allowed Claims) shall treat the transfer of Assets and liabilities to the Vion Liquidating Trust, in accordance with the terms of the Plan, as a transfer to Holders of Allowed Claims followed by a transfer by such Holders to the Vion Liquidating Trust, and the beneficiaries of the Vion Liquidating Trust shall be treated as the grantors and owners thereof. The beneficiaries of the Vion Liquidating Trust shall be the Holders of Allowed Claims.
     The Vion Liquidating Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that within a period of three (3) months prior to such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Vion Liquidating Trust if it is necessary to facilitate or complete the liquidation of the trust’s assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained within three (3) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Vion Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes.
C. Appointment and Term of the Liquidating Trustee
     On the Effective Date, the Liquidating Trustee shall succeed in all respects to all of the rights, privileges and immunities of the Chief Executive Officer, including, without limitation, the attorney-client privileges, work product privilege and any other evidentiary privileges of the Chief Executive Officer and shall be appointed as the sole officer of the Debtor as of the Effective Date. The initial Liquidating Trustee, and each successor Liquidating Trustee, shall serve until the earlier of (i) the later to occur of (a) the entry of the Final Decree, (b) the dissolution of the Vion Liquidating Trust, and (c) the payment of the final distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan; or (ii) the expiration of the term of such Liquidating Trustee’s employment agreement or such Liquidating Trustee’s resignation, death, incapacity, removal or termination by the Trust Oversight Committee pursuant to the Liquidating Trust Agreement or order of the Bankruptcy Court. The Liquidating Trustee may also be removed by the Bankruptcy Court upon motion for good cause shown by any Creditor.
     As set forth herein, the liquidation and winding up of the Vion Liquidating Trust and the Debtor shall become the responsibility of the Liquidating Trustee, who shall thereafter have responsibility for the management, control and operation thereof, and who may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to oversight or approval of the Trust Oversight Committee as may be required pursuant to the Plan and the Liquidating Trust Agreement.
     The Liquidating Trustee may be removed or replaced at any time by the Trust Oversight Committee in accordance with the procedures in the Liquidating Trust Agreement. In the event of the death or incompetency (in the case of a Liquidating Trustee that is a natural person), dissolution (in the case of a Liquidating Trustee that is a corporation or other entity), bankruptcy, insolvency, resignation or removal of the Liquidating Trustee, the Trust Oversight Committee shall have the authority to appoint a successor trustee as set forth in the Liquidating Trust Agreement.
     Upon creation of the Vion Liquidating Trust, the Liquidating Trustee shall be the trustee of the Vion Liquidating Trust for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of the Vion Liquidating Trust.
D. Duties of the Liquidating Trustee
     The Liquidating Trustee, in consultation with and at the direction of the Trust Oversight Committee as set forth more specifically in Article IV.D of the Plan and the Liquidating Trust Agreement, shall have the following duties:
          1. To sell, liquidate and/or recover any and all Assets of the Estate and of the Vion Liquidating Trust;
          2. To manage, control and operate the Vion Liquidating Trust;
          3. To investigate and, if necessary and appropriate, to prosecute and enforce (or not prosecute nor enforce), or to compromise, release or settle any Causes of Action on behalf of the Estate and the Vion Liquidating Trust without further approval of or application to the Bankruptcy Court, except as provided herein;
          4. To invest the Assets of the Vion Liquidating Trust and the Estate in accordance with Article IV.D of the Plan;
          5. To file any and all reports, pleadings and other documents;
          6. To pay Allowed Administrative Claims and Priority Tax Claims and to make any and all distributions required or permitted to be made under the Plan;
          7. To pay out of the Vion Liquidating Trust any and all Claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all Post-Confirmation Expenses accruing from and after the Effective Date;
          8. To employ, supervise and compensate any employees of the Vion Liquidating Trust;
          9. To make and file tax returns for the Debtor and the Vion Liquidating Trust;
          10. To commence and pursue dissolution or winding up of proceedings for the Vion Liquidating Trust;
          11. To request the entry of a Final Decree;
          12. To file, prosecute, compromise and settle objections to Claims without further approval of or application to the Bankruptcy Court, except as otherwise provided herein;

          13. To take any and all actions, including any action set forth in Article IV.J of the Plan, necessary to dissolve and cancel the existence of the Debtor in the State of Delaware and in any other jurisdiction in which the Debtor is qualified to do business; and
          14. To take any and all other actions necessary or appropriate to implement the Plan and the liquidation and winding up of the Debtor, the Estate and the Vion Liquidating Trust in accordance with applicable law, provided, that nothing in the Plan shall permit the Liquidating Trustee to terminate or cancel the Debtor’s director and officer liability insurance coverage relating to the period following the Petition Date; and provided further that the Liquidating Trustee shall not renew or extend such insurance coverage, or other new or substitute coverage, without the approval of the Trust Oversight Committee.
     In connection with the execution of his, her or its duties under the Plan, the Liquidating Trustee, in consultation with and at the direction of the Trust Oversight Committee, as set forth more specifically in Article IV.D of the Plan and in the Liquidating Trust Agreement, shall be authorized:
          a. To execute such documents and to take such other actions as are necessary to effectuate the Plan and perform his, her or its duties as liquidating agent of and for the Estate and the Vion Liquidating Trust, including to execute such documents and take such other action on behalf of the Vion Liquidating Trust or the Debtor;
          b. To open, close and manage bank accounts, and to enter into business transactions within or without the ordinary course of business;
          c. To authorize and benefit from any insurance policies and rights of indemnification;
          d. To retain and pay professionals (including the Debtor’s or the Committee’s Professionals) or other Persons to assist the Liquidating Trustee in the liquidation of the Debtor’s Assets, without prior Bankruptcy Court approval, and to designate another Person to be the Disbursing Agent;
          e. To incur any reasonable and necessary expenses in the performance of his, her or its duties as liquidating agent of and for the Estate and the Vion Liquidating Trust;
          f. To seek an order of the Bankruptcy Court approving the compromise, release or settlement of any Claim or Cause of Action or the sale or disposition of any Asset, provided that nothing herein shall require the Liquidating Trustee to seek any such order; and
          g. To employ such other procedures, not inconsistent with the Plan, necessary for the Liquidating Trustee to perform his, her or its duties hereunder.
     The Liquidating Trustee shall be deemed the Estate’s representative in accordance with section 1123 of the Bankruptcy Code and shall have all powers, authority and responsibilities specified in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code (including, without limitation, commencing, prosecuting or settling Causes of Action and asserting claims, defenses, offsets and privileges), to the extent not inconsistent with the Plan or the status of the Vion Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes. In discharging the foregoing responsibilities, the Liquidating Trustee shall be entitled to exercise and rely upon his, her or its business judgment in consultation with the Trust Oversight Committee. The Liquidating Trustee shall not be obligated to take any action or to pursue any Causes of Action unless justified in his, her or its reasonable determination by fact and law, nor shall the Liquidating Trustee be obligated to take any action that could reasonably cause him or her personal liability. Without limiting the generality of the foregoing, the Liquidating Trustee may consider the interests of Holders of Allowed Claims in receiving prompt distributions and such other factors as may be reasonable in the exercise of his, her or its business judgment. Such authorization and benefits shall also extend to any, each and every successor Liquidating Trustee, without reservation or limitation.

     The Liquidation Trustee, at the direction of the Trust Oversight Committee, shall be permitted to make any investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise and pursuant to the investment guidelines of Bankruptcy Code § 345. The Liquidating Trustee, at the direction of the Trust Oversight Committee, may expend the Cash of the Vion Liquidating Trust (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Vion Liquidating Trust during liquidation, (b) to pay the respective reasonable administrative expenses (including, but not limited to, any United States Trustee fees, Liquidating Trustee fees, professional fees, and taxes imposed on the Vion Liquidating Trust), and (c) to satisfy other respective liabilities incurred by the Vion Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.
     Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee will file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). The Liquidating Trustee will also send to each Holder of a beneficial interest in the Liquidating Trust an annual statement setting forth the Holder’s share of items of income, gain, loss, deduction or credit and provide to all such Holders information for reporting such items on their federal income tax returns, as appropriate. The Liquidating Trustee will file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.
E. Post-Confirmation Expenses
     On the Effective Date, the Liquidating Trustee shall establish the Administrative Fund. The initial amount of the Administrative Fund shall be based on the Liquidating Trustee’s good faith estimate of the cost necessary to complete the Vion Liquidating Trust’s obligations under the Plan and the Liquidating Trust Agreement and will include the amount budgeted for the Vion Liquidating Trust’s professionals pursuant to Article IV.E of the Plan. The Vion Liquidating Trust shall pay all costs and expenses related to carrying out its obligations under the Plan and the Liquidating Trust Agreement from the Administrative Fund and, in the Liquidating Trustee’s discretion, and with approval of the Trust Oversight Committee, may add additional amounts to the Administrative Fund to prosecute the Causes of Action or for administration and other miscellaneous needs of the Vion Liquidating Trust without further notice or motion in accordance with the terms of the Liquidating Trust Agreement.
     The reasonable and necessary fees and actual and necessary expenses of the Liquidating Trustee, the Trust Oversight Committee and the professionals retained by the Liquidating Trustee and the Trust Oversight Committee shall be paid by the Liquidating Trustee in accordance with the following procedures: Upon the submission of a fee and/or expense statement to the Liquidating Trustee and the Trust Oversight Committee, the Liquidating Trustee and the Trust Oversight Committee shall have twenty (20) days from the delivery of a fee statement to give notice of an objection to the fee statement to the professional or Person seeking compensation or reimbursement. For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made shall be filed with the Bankruptcy Court by the objecting party, served upon the professional or Person seeking compensation or reimbursement, and heard by the Bankruptcy Court at the next regularly scheduled omnibus hearing. The uncontested portion of each invoice shall be paid within twenty (20) days after its delivery to the Liquidating Trustee and the Trust Oversight Committee.
F. Liability; Indemnification
     No Protected Party shall be liable for the act or omission of any other Protected Party. The Liquidating Trustee or any member of the Trust Oversight Committee shall not be liable for any act or omission taken or omitted to be taken in his, her or its capacity as Liquidating Trustee or as a member of the Trust Oversight Committee, as the case may be, other than acts or omissions resulting from the Liquidating Trustee’s or Trust Oversight Committee member’s willful misconduct, gross negligence or fraud. The Liquidating Trustee and the Trust Oversight Committee may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with their respective attorneys, accountants, financial advisors and agents, and the Liquidating Trustee and the Trust Oversight Committee shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons other than acts or omissions resulting from the willful misconduct, gross negligence or fraud of the Liquidating Trustee or the Trust Oversight Committee, as the case may be. Notwithstanding such authority, the Liquidating Trustee and the Trust Oversight Committee shall not be under any obligation to consult with their respective attorneys, accountants, financial advisors or agents, and any determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or the Trust Oversight Committee, as the case may be, and their respective designees, unless such determination is based on willful misconduct, gross negligence or fraud. The Vion Liquidating Trust and the Estate shall indemnify and hold harmless the Liquidating Trustee, the Trust Oversight Committee and their respective designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including, but not limited to, attorneys’ fees and costs) arising out of or due to such actions or omissions, or consequences of their actions or omissions with respect or related to the performance of the duties of the Liquidating Trustee or the Trust Oversight Committee, as the case may be, or the implementation or administration of the Plan; provided, however, that no such indemnification will be available to such Persons for such actions or omissions if a court of competent jurisdiction has determined by final order that the challenged conduct occurred as a result of willful misconduct, gross negligence or fraud.
G. Dissolution of the Committee
     Upon the Effective Date, the Committee shall dissolve automatically, whereupon its members, Professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Case and under the Bankruptcy Code, except with respect to: (i) obligations arising under confidentiality agreements, joint interest agreements and protective orders entered during the Chapter 11 Case, which shall remain in full force and effect according to their terms; (ii) applications for Professional Fee Claims; (iii) requests for compensation and reimbursement of expenses pursuant to Bankruptcy Code § 503(b) for making a substantial contribution in the Chapter 11 Case; and (iv) any pending motions, or any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order. The Committee members and the Professionals retained by the Committee shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, except for services rendered in connection with applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed after the Effective Date and for services rendered in connection with (iv) herein.
     In no event shall the Liquidating Trustee or the Trust Oversight Committee be liable for any special, punitive, indirect, consequential or incidental damages, including without limitation lost profits, even if the Liquidating Trustee or the Trust Oversight Committee have been advised of the likelihood of such loss or damage. Any liability of the Liquidating Trustee or the Trust Oversight Committee will be limited to the amount of the respective fees earned by the Liquidating Trustee or the Oversight Committee.
H. Trust Oversight Committee
     On the Effective Date, the Committee shall be reconstituted as the Trust Oversight Committee. The Trust Oversight Committee shall have the duties set forth herein to maximize distributions to Holders of Allowed Claims. On the Effective Date, the Trust Oversight Committee shall succeed in all respects to all of the rights, privileges and immunities of the Committee, including, without limitation, the attorney-client privileges and any other evidentiary privileges of the Committee.
     The Trust Oversight Committee shall have the duty to take actions in accordance with the provisions of the Plan and in furtherance of the execution of the Plan. Additionally, the Trust Oversight Committee shall have the following rights and duties:
          1. To approve any release or indemnity in favor of any third party granted or agreed to by the Liquidating Trustee;
          2. To authorize the Liquidating Trustee to commence any Cause of Action or Avoidance Action;

          3. To approve the settlement of any Cause of Action or Avoidance Action and to approve any application by the Liquidating Trustee for an order in connection with any such settlement;
          4. To approve the allowance of any Disputed Claim;
          5. To approve the sale of any Assets by the Liquidating Trustee and to approve any application by the Liquidating Trustee for an order in connection with any such sale of Assets;
          6. To review all financial information relating to the Vion Liquidating Trust and the Estate, which shall be promptly provided by the Liquidating Trustee upon request by the Trust Oversight Committee;
          7. To review and assert objections to motions filed or Claims asserted;
          8. To monitor distributions to Creditors;
          9. To take such other actions as it deems necessary and appropriate with respect to the implementation of the Plan;
          10. To approve the Liquidating Trustee’s retention of professionals;
          11. To remove and replace the Liquidating Trustee in accordance with the procedures in the Liquidating Trust Agreement; and
          12. To approve the reserves under the Plan and the Liquidating Trust.
     The duties and powers of the Trust Oversight Committee shall terminate upon the later to occur of (i) the entry of the Final Decree, (ii) the dissolution of the Vion Liquidating Trust, and (iii) the payment of the final distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan.
     The Trust Oversight Committee shall have the right but shall not be required to retain counsel of its choice, and the reasonable and necessary fees and expenses of such counsel as well as the reasonable and necessary expenses of the members of the Trust Oversight Committee (including reasonable fees and expenses of counsel to the members of the Trust Oversight Committee) shall be paid by the Liquidating Trustee in accordance with the following procedures: Upon the submission of a fee and/or expense statement to the Trust Oversight Committee and the Liquidating Trustee, the Trust Oversight Committee and the Liquidating Trustee shall have twenty (20) days from the delivery of a fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement. For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made shall be submitted to the Bankruptcy Court for resolution. The uncontested portion of each invoice shall be paid within twenty (20) days after its delivery to the Trust Oversight Committee and the Liquidating Trustee.
I. Corporate Action
     On the Effective Date, the matters under the Plan involving or requiring corporate action of the Debtor, including, but not limited to, actions requiring a vote or other approval of the board of directors or shareholders and execution of all documentation incident to the Plan, notwithstanding any otherwise applicable non-bankruptcy law or the Organization Documents of the Debtor, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Bankruptcy Court or the officers, directors, members or shareholders, as applicable, of the Debtor.

J. Dissolution of the Debtor and the Vion Liquidating Trust
     Immediately after the Effective Date, the Liquidating Trustee shall be authorized to take, in consultation with and at the direction of the Trust Oversight Committee, all actions reasonably necessary to dissolve the Debtor under applicable laws, including, without limitation, under the laws of the jurisdiction in which the Debtor may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolution, including the costs of preparing or filing any necessary paperwork or documentation; provided, however, that the Liquidating Trustee and the Trust Oversight Committee agree that the Debtor shall continue to have one (1) employee and shall not be dissolved any sooner than the earlier of (a) twenty (20) months after the Effective Date or (b) a date upon which the Liquidating Trustee and the sole remaining employee mutually agree, so that the Debtor’s former employees may continue to collect health benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to the extent available; and provided further, that any costs, fees and expenses associated with maintaining the COBRA benefits shall be fully borne by the former employee participants.3
     The Liquidating Trustee shall not be compelled to dissolve the Debtor if to do so would unduly burden the Vion Liquidating Trust and no assets shall revest in the Debtor. Whether or not dissolved, immediately after the Effective Date, the Debtor shall have no authorization to implement the provisions of the Plan, unless specifically provided for in the Plan. The Debtor’s Board of Directors shall be dissolved and the Debtor’s officers shall be discharged as of the Effective Date with no further action required by the Debtor, its Board of Directors or the Liquidating Trustee.
K. Saturday, Sunday or Legal Holiday
     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
L. Preservation of All Avoidance Actions and Causes of Action
     From and after the Effective Date, the Vion Liquidating Trust and the Liquidating Trustee, subject to approval of the Trust Oversight Committee as set forth in Article IV of the Plan, may litigate or settle any avoidance, recovery or subordination actions under Bankruptcy Code §§ 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 or 724 or any other Causes of Action or rights to payments or claims that belong to the Debtor that may be pending on the Effective Date or instituted by the Liquidating Trustee after the Effective Date. Pursuant to Bankruptcy Code § 1123(b)(3)(B), no other Person may pursue any such Avoidance Actions, recovery or subordination actions or other Causes of Action that belong to the Debtor unless otherwise provided for by order of the Court.
VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A. Assumption of Certain Contracts and Leases and Cure Payments
     No later than twenty (20) days prior to the Confirmation Hearing, the Debtor shall file the Assumption Schedule, which shall be attached to the Plan as Exhibit A, and shall serve the Assumption Schedule on the counterparties to any contract listed on the Assumption Schedule. Objections to any proposed cure payment must be filed and served no later than the Assumption Objection Deadline and shall be adjudicated, if necessary, at the Confirmation Hearing. Any non-debtor party or Person to an Executory Contract listed on the Assumption Schedule that has not filed an objection with the Bankruptcy Court on or before the applicable Assumption Objection Deadline shall be deemed to have waived its right to dispute the cure amount. All unpaid cure payments under any Executory Contract that is assumed or assumed and assigned under the Plan shall be made by the Liquidating Trustee as soon as practicable after the Effective Date but not later than thirty (30) days after the Effective Date,

[3]	Additionally, Karen Schmedlin, the Debtor’s current Vice President, Finance and Chief Accounting Officer, will remain employed by the Debtor during this period at a nominal rate of pay for the purpose of providing the Debtor’s former employees access to their COBRA benefits.

provided that in the event there is a dispute regarding the amount of any cure payment, the Liquidating Trustee shall make such cure payment as may be required by Bankruptcy Code § 365(b)(1) within ten (10) days following the entry of a Final Order resolving such dispute.
     The Debtor reserves the right to remove any Executory Contract from the Assumption Schedule at any time prior to the Confirmation Hearing.
B. Rejection of Remaining Executory Contracts and Unexpired Leases
     On the Confirmation Date, except for (i) any Executory Contract that was previously assumed or rejected by an order of the Bankruptcy Court pursuant to Bankruptcy Code § 365, and (ii) any Executory Contract identified on the Assumption Schedule, each Executory Contract that has not previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to Bankruptcy Code §§ 365 and 1123, effective as of the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejection pursuant to Bankruptcy Code §§ 365 and 1123 as of the Confirmation Date.
C. Rejection Damages Bar Date
     Except to the extent another Bar Date applies pursuant to an order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts under the Plan must be filed with the Debtor’s claims agent, Delaware Claims Agency, LLC, at the following address:

Delaware Claims Agency, LLC
230 North Market Street, P.O. Box 515
Wilmington, DE 19899
and a copy served on counsel to the Debtor and the Liquidating Trustee, within thirty (30) days of the Confirmation Date, or such Claim shall be forever barred and shall not be entitled to a distribution or be enforceable against the Debtor, its Estate, the Vion Liquidating Trust, the Liquidating Trustee, their successors, their assigns or their Assets. Any Claim arising from the rejection of an Executory Contract shall be treated as a Claim in Class 3 (General Unsecured Claims). Nothing in the Plan extends or modifies any previously applicable Bar Date.
D. Insurance Policies
     To the extent any or all of the insurance policies set forth on Exhibit B to the Plan are considered to be Executory Contracts, then notwithstanding anything contained in the Plan to the contrary, the Plan shall constitute a motion to assume the insurance policies set forth on Exhibit B to the Plan. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Bankruptcy Code § 365(a) and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, the Estate and all parties in interest in this Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtor existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit B to the Plan. To the extent the Bankruptcy Court determines otherwise with respect to any insurance policy, the Debtor reserves the right to seek rejection of such insurance policy or other available relief. The Plan shall not affect contracts that have been assumed and assigned by order of the Bankruptcy Court prior to the Confirmation Date. For the avoidance of doubt, the certain insurance policies (including any insurance policies that are not executory contracts, insurance policies that may have expired prior to the Petition Date, insurance policies in existence on the Petition Date and insurance policies entered into by the Debtor after the Petition Date) of the Debtor set forth on Exhibit B and all rights thereunder and rights under any other insurance policies under which the Debtor may be a beneficiary (including the rights to make, amend, prosecute and benefit from claims) are retained and will be transferred to the Vion Liquidating Trust pursuant to the Plan. The Liquidating Trustee shall have the right to cancel, terminate or not assume any insurance policy in his, her or its sole discretion except for any directors’ and officers’ liability insurance policy or products liability insurance policy. For the avoidance of doubt, neither the Liquidating Trust nor the Liquidating Trustee shall be obligated to pay any amounts in connection with any insurance policy, including any directors’ and officers’ liability insurance policy or products liability insurance policy.
VIII. DETERMINATION OF CLAIMS AND DISTRIBUTIONS
A. Disbursing Agent
          1. Liquidating Trustee as Disbursing Agent
          The Liquidating Trustee shall be the Disbursing Agent, and the Disbursing Agent shall make all distributions under the Plan. Notwithstanding the foregoing, the Indenture Trustee shall be the Disbursing Agent to Holders of Allowed Note Claims.
          Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Liquidating Trustee shall recognize Proofs of Claim timely filed by the Indenture Trustee in respect of any Claims under the Indenture. Accordingly, any Claim arising under the Indenture, proof of which is filed by the registered or beneficial Holder of Notes, shall be disallowed as duplicative of the Claim of the Indenture Trustee, without any further action of the Bankruptcy Court. The Indenture Trustee shall file a Proof of Claim under the Indenture.
          Distributions to Holders of Note Claims. Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Indenture shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and distribute to the Holders of Allowed Note Claims pursuant to this Plan on account of Allowed Note Claims and shall terminate completely upon completion of all such Distributions.
          Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, (i) the claims register shall be closed, (ii) the transfer books and records of the Notes as maintained by the Indenture Trustee or its agent shall be closed and (iii) any transfer of any Note Claim or any interest therein shall be prohibited. The Liquidation Trustee and the Indenture Trustee shall have no obligation to recognize any transfer of any Note Claims occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those Holders of record as of the close of business on the Distribution Record Date.
          Payments to be Made to Indenture Trustee. The Distributions to be made under the Plan to Holders of Allowed Note Claims shall be made to the Indenture Trustee, which, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against the Distributions, shall transmit the Distributions to the Holders of such Allowed Note Claims. All payments to Holders of Allowed Note Claims shall only be made to such Holders after the surrender by each such Holder of the Note certificates representing such Note Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the Holder’s compliance with the requirements set forth herein. Upon surrender of such Note certificates, the Indenture Trustee shall cancel and destroy such Notes. As soon as practicable after surrender of Note certificates evidencing Allowed Note Claims, the Indenture Trustee shall distribute to the Holder thereof such Holder’s Pro Rata share of the Distributable Cash, but subject to the rights of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such distribution.
          Trustee’s Fees and Expenses. Notwithstanding any provision contained in this Plan to the contrary, all reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Indenture Trustee before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the Indenture Trustee, shall be paid in Cash on the Effective Date by the Estate as Administrative Claim, without the need for application to, or approval of, any court.
          Additional Trustee’s Fees and Expenses. To the extent that the Indenture Trustee provides services related to Distributions pursuant to the Plan as Disbursing Agent or otherwise, the Indenture Trustee will receive from the Estate, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustee and the Liquidating Trustee.

          2. Alternative Disbursing Agent Qualification
     No Person other than the Liquidating Trustee or the Indenture Trustee shall be authorized by the Bankruptcy Court to serve as Disbursing Agent unless and until the Trust Oversight Committee consents in writing to that Person serving as Disbursing Agent, and that Person (i) executes and files a statement with the Bankruptcy Court agreeing to perform all of the duties of the Disbursing Agent under the Plan, and (ii) consents to the jurisdiction of the Bankruptcy Court in respect to all matters relating to the performance of his, her or its duties as the Disbursing Agent under the Plan or order of the Bankruptcy Court.
B. Time and Manner of Distributions
     The Disbursing Agent shall make Initial Distributions under the Plan on account of Claims Allowed before the Effective Date as soon as practicable on or after the Effective Date, except as otherwise agreed to by the Trust Oversight Committee or by order of the Bankruptcy Court. The Disbursing Agent shall have the power, subject to Trust Oversight Committee consent, to make interim distributions to Holders of Allowed General Unsecured Claims if the Liquidating Trustee determines that such interim distributions are warranted and economical; provided, however, that the Disbursing Agent shall make interim distributions at least annually. If the Liquidating Trustee determines to make interim distributions to Holders of Allowed General Unsecured Claims, the Liquidating Trustee will determine the amount to be distributed by taking into account such factors as ongoing expenses and costs, taxes and reserves necessary to provide for the resolution of Disputed Claims. Amounts withheld will be placed in an interest-bearing account approved by the Trust Oversight Committee, which shall fund ongoing expenses and costs relating to such reserves, including, without limitation, taxes in respect of Disputed Claims, if any.
     At the option of the Disbursing Agent, any distributions under the Plan may be made either in Cash, by check drawn on a domestic bank, by wire transfer or by ACH. Notwithstanding any other provisions of the Plan to the contrary, no payment of fractional cents will be made under the Plan. Cash will be issued to Holders entitled to receive a Distribution of Cash in whole cents (rounded to the nearest whole cent when and as necessary). Any distribution of less than $50.00 will be considered de minimis, and Holders of Allowed Claims that are entitled to any distribution of less than $50.00 will not receive any distribution unless and until the aggregate of such distributions exceed $50.00. Such undistributed funds shall remain with and vest in the Vion Liquidating Trust for distribution to other Holders of Allowed Claims.
C. Delivery of Distributions
     Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (i) at the addresses set forth on the Proofs of Claim filed by such Holder (or at the last known address of such Holder if no motion requesting payment or Proof of Claim is filed or the Debtor and the Vion Liquidating Trust have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related Proof of Claim, or (iii) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Liquidating Trustee has not received a written notice of a change of address.
D. Undeliverable Distributions
     If a distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder of a Claim shall be made unless and until the Liquidating Trustee and the Disbursing Agent are notified of the then-current address of such Holder, at which time (subject to the terms of the last sentence of Article VI.D the Plan) all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent until such distributions are claimed. All funds or other undeliverable distributions returned to the Disbursing Agent in respect of any Claim and not claimed within four (4) months of return shall be forfeited and remain with and vest in the Vion Liquidating Trust for distribution to other Holders of Allowed Claims and such Claim shall not be entitled to any additional distributions. Any unclaimed funds held by the Vion Liquidating Trust at the time the Final Decree is entered may be donated to a charity selected by the Liquidating Trustee and the Trust Oversight Committee.

E. Claims Administration Responsibility
          1. Reservation of Rights to Object to Claims
     Unless a Claim is expressly described as an Allowed Claim pursuant to or under the Plan, or otherwise becomes an Allowed Claim or prior to or after the Effective Date, the Vion Liquidating Trust and the Liquidating Trustee (on behalf of the Estate) reserve any and all objections to any and all Claims and Interests and motions or requests for the payment of Claims or Interests, whether administrative expense, priority, secured or unsecured, including, without limitation, any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Priority Claims, Secured Claims, General Unsecured Claims, Interest Related Claims, Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Vion Liquidating Trust’s and/or the Liquidating Trustee’s failure to object to any Claim or Interest in the Chapter 11 Case shall be without prejudice to the Vion Liquidating Trust’s and the Liquidating Trustee’s rights to contest or otherwise defend against such Claim or Interest in the Bankruptcy Court when and if such Claim or Interest is sought to be enforced by the Holder of such Claim or Interest.
          2. Objections to Claims or Interests
     The Liquidating Trustee, at the direction of and in consultation with the Trust Oversight Committee as set forth in the Liquidating Trust Agreement, shall be responsible for administering, disputing, objecting to, compromising or otherwise resolving and making distributions, if any, with respect to all Claims and Interests. Unless otherwise provided in the Plan or by order of the Bankruptcy Court, any objections to Claims or Interests by the Liquidating Trustee will be filed and served not later than 180 days after the Effective Date, provided that the Vion Liquidating Trust or the Liquidating Trustee may request (and the Bankruptcy Court may grant) an extension of such deadline by filing a motion with the Bankruptcy Court, based upon a reasonable exercise of his, her or its business judgment. A motion seeking to extend the deadline to object to any Claim or Interest shall not be deemed an amendment to the Plan.
          3. Filing of Objections
     An objection to a Claim or Interest shall be deemed properly served on the Holder of such Claim or Interest if the Vion Liquidating Trust or the Liquidating Trustee effect service by any of the following methods: (i) in accordance with Rule 4 of the Federal Rules of Civil Procedure, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel to such Holder is unknown, by first class mail, postage prepaid, on the signatory on the Proof of Claim or Interest or other representative identified on the Proof of Claim or Interest or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the behalf of such Holder in the Chapter 11 Case.
          4. Determination of Claims
     Any Claim as to which a Proof of Claim or Interest or motion or request for payment was timely filed in the Chapter 11 Case may be determined and liquidated pursuant to (i) an order of the Bankruptcy Court, (ii) applicable bankruptcy law, (iii) agreement of the parties, (iv) applicable non-bankruptcy law, or (v) the lack of (a) an objection to such Claim or Interest, (b) an application to equitably subordinate such Claim, and (c) an application to otherwise limit recovery with respect to such Claim or Interest, filed by the Debtor, the Vion Liquidating Trust or the Liquidating Trustee on or prior to any applicable deadline for filing such objection or application with respect to such Claim or Interest. Any such Claim determined to be Allowed, shall be deemed to be an Allowed Claim for such liquidated amount (so long as such determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) and shall be satisfied in accordance with this Plan. Nothing contained in Article VI.E of the Plan shall constitute or be deemed a waiver of any Claim, right or Cause of Action that the Debtor or the Liquidating Trustee may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under 28 U.S.C. § 157.

F. Procedures for Treating and Resolving Disputed and Contingent Claims
          1. No Distributions Pending Allowance
     No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim; provided, however, that in the event that only a portion of such Claim is an Allowed Claim, the Disbursing Agent may make, in his, her or its discretion, a distribution pursuant to the Plan on account of the portion of such Claim that becomes an Allowed Claim.
          2. Claim Estimation
     The Liquidating Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated pursuant to Bankruptcy Code § 502(c); provided, however, that the Bankruptcy Court shall determine (i) whether such Disputed Claim is subject to estimation pursuant to Bankruptcy Code § 502(c), and (ii) the timing and procedures for such estimation proceedings, if any.
G. Setoffs and Recoupment
     The Liquidating Trustee may, pursuant to Bankruptcy Code §§ 553 and 558 or applicable non-bankruptcy law, but shall not be required to, setoff against or recoup from any Claim on which payments are to be made pursuant to the Plan, any claims or Causes of Action of any nature whatsoever the Debtor may have against the Holder of such Claim; provided, however, that neither the failure to effect such setoff or recoupment nor the allowance of any Claim shall constitute a waiver or release by the Debtor of any setoff or recoupment the Debtor may have against the Holder of such Claim, nor of any other claim or Cause of Action.
H. Allowance and Disallowance of Claims Subject to Bankruptcy Code § 502
     Allowance and disallowance of Claims shall be in all respects subject to the provisions of Bankruptcy Code § 502, including, without limitation, subsections (b), (d), (e), (g), (h) and (i) thereof.
I. Cancellation of Instruments and Agreements
     Upon the occurrence of the Effective Date, except as otherwise provided herein, all promissory notes, shares, certificates, instruments, indentures, stock or agreements evidencing, giving rise to or governing any Claim or Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order or rule; the obligations of the Debtor under such promissory notes, share certificates, instruments, indentures or agreements shall be discharged and the Holders thereof shall have no rights against the Debtor, the Liquidating Trustee, the Estate, the Trust Oversight Committee or the Vion Liquidating Trust; and such promissory notes, share certificates, instruments, indentures or agreements shall evidence no such rights, except the right to receive the distributions provided for in the Plan. Additionally, following the Confirmation Date, the Debtor intends to file a Form 15 and any other necessary documents with the Securities and Exchange Commission to deregister its common stock and suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.
     All Notes and the Indenture shall be deemed automatically canceled and discharged on the Effective Date, provided, however, that the Notes and the Indenture shall continue in effect solely for the purposes of (i) allowing the Holders of the Notes to receive their Distributions hereunder, (ii) allowing the Indenture Trustee to make the Distributions, if any, to be made on account of the Notes, and (iii) permitting the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distributions for payment of the Indenture Trustee Fee.
     Notwithstanding the foregoing, on and as of the Effective Date the Liquidating Trustee will hold a single, nominal share of common stock in the Post-Confirmation Debtor for the sole and limited purpose of maintaining the corporate existence of the Post-Confirmation Debtor following the Effective Date and pending dissolution of the Post-Confirmation Debtor.

J. No Interest on Claims
     Unless otherwise specifically provided for in the Plan, the Confirmation Order or a post-petition agreement in writing between the Debtor and a Holder of a Claim and approved by an order of the Bankruptcy Court, and unless provided for in the Bankruptcy Code, post-petition interest shall not accrue or be paid on any Claim, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.
K. Withholding Taxes
     The Liquidating Trustee shall be entitled to deduct any federal, state, local or foreign withholding taxes from any payments under the Plan. As a condition to making any distribution under the Plan, the Liquidating Trustee may require that the Holder of an Allowed Claim provide such Holder’s taxpayer identification number and such other information and certification as the Liquidating Trustee may deem necessary to comply with applicable tax reporting and withholding laws.
L. Reports
     From the Effective Date, until a Final Decree is entered, the Liquidating Trustee shall submit quarterly reports to the United States Trustee setting forth all receipts and disbursements of the Vion Liquidating Trust as required by the United States Trustee guidelines.
IX. CONDITIONS PRECEDENT
A. Conditions Precedent to Effective Date
     The Plan shall not become effective unless and until each of the following conditions shall have been satisfied in full in accordance with the provisions specified below:
1.	The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan;

2.	Ten (10) days have passed since the entry of the Confirmation Order in form and substance acceptable to the Debtor and the Committee in their absolute discretion;

3.	The Confirmation Order shall have been entered by the Bankruptcy Court and shall not be subject to any stay of effectiveness; the Confirmation Date shall have occurred and no request for revocation of the Confirmation Order under Bankruptcy Code § 1144 shall have been made, or, if made, shall remain pending; and

4.	The appointment of the Liquidating Trustee shall have been confirmed by the Confirmation Order or other order of the Bankruptcy Court.
B. Revocation, Withdrawal or Non-Consummation of Plan
     If, after the Confirmation Order is entered, all of the conditions precedent to the Effective Date have not been satisfied or duly waived on or by ninety (90) days after the Confirmation Date, then upon motion by the Debtor, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions precedent to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. A condition precedent to the Effective Date may only be waived by a writing executed by the Debtor in consultation with the Committee. If the Confirmation Order is vacated this way, the Plan shall be null and void in all respects, and nothing contained in the Plan shall (i) constitute a waiver or release of any Claims against or Interests in the Debtor, (ii) prejudice in any manner the rights of the Holder of any Claim against or Interest in the Debtor, (iii) prejudice in any manner the rights of the Debtor in the Chapter 11 Case, or (iv) constitute a release, indemnification or exculpation by the Debtor, the Estate or any other party pursuant to the Plan.
X. ADMINISTRATIVE PROVISIONS
A. Retention of Jurisdiction by the Bankruptcy Court
     The Plan shall not in any way limit the Bankruptcy Court’s post-confirmation jurisdiction as provided under the Bankruptcy Code. Pursuant to Bankruptcy Code §§ 105(a) and 1142, the Bankruptcy Court shall retain and have exclusive jurisdiction (to the extent granted by applicable law, including any provisions permitting mandatory or discretionary withdrawal of such jurisdiction) over any matter arising out of or related to the Chapter 11 Case and the Plan, including, without limitation, the following:
1.	All matters relating to the assumption or rejection or the assumption and assignment of executory contracts or unexpired leases, or Claims or disputes relating thereto;

2.	All matters relating to the ownership of a Claim or Interest;

3.	All matters relating to the distribution to Holders of Allowed Claims and Interests and to the determination of Claims and Interests;

4.	Any and all matters involving the Liquidating Trustee and/or the Vion Liquidating Trust and/or the Trust Oversight Committee;

5.	All matters relating to or arising in connection with the disallowance, allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest;

6.	To enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

7.	All matters relating to the construction and implementation of the Plan and the provisions thereof, and to hear and determine all requests for orders in aid of execution, implementation or consummation of the Plan;

8.	All matters relating to disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes involving the injunction and exculpation provisions of the Plan, and disputes arising under agreements, documents or instruments executed in connection with the Plan;

9.	To consider any modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

10.	All applications for allowance of compensation and reimbursement of Professional Fee Claims under the Plan or under Bankruptcy Code §§ 328, 330, 331, 503(b), 1103 and 1129(a)(4);

11.	To hear and determine all motions requesting allowance of an Administrative Claim;

12.	To determine requests for the payment of Claims entitled to priority under Bankruptcy Code § 507(a)(2), including compensation and reimbursement of expenses of parties entitled thereto;

13.	All Causes of Action, Avoidance Actions and other suits and adversary proceedings to recover assets of the Vion Liquidating Trust, as successor-in-interest to the Debtor and property of the Estate, wherever located, and to adjudicate any and all other Causes of Action, Avoidance Actions, suits, adversary proceedings, motions, applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Case or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Interests, and all controversies and issues arising from or relating to any of the foregoing;

14.	All matters concerning state, local and federal taxes in accordance with Bankruptcy Code §§ 346, 505 and 1146;

15.	Any other matter to the extent such jurisdiction is consistent with the Bankruptcy Code;

16.	All disputes involving the existence, nature or scope of the Confirmation Order, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

17.	To enter the Final Decree closing the Chapter 11 Case; and

18.	To enforce all orders previously entered by the Bankruptcy Court.
B. Payment of Statutory Fees
     All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or before the Effective Date. All fees payable after the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid by the Liquidating Trustee out of the Assets of the Estate and of the Vion Liquidating Trust.
C. Headings
     The headings of the articles, paragraphs and sections of the Plan are inserted for convenience only and shall not affect the interpretation hereof.
D. Binding Effect of Plan
     Except as otherwise provided in Bankruptcy Code § 1141(d)(3), on and after the Effective Date, the provisions of the Plan shall bind any Holder of a Claim against, or Interest in, the Debtor, the Estate, the Vion Liquidating Trust and their respective successors or assigns, whether or not the Claim or Interest of such Holders is impaired under the Plan and whether or not such Holder has accepted the Plan. The rights, benefits and obligations of any entity named or referred to in the Plan, whose actions may be required to effectuate the terms of the Plan, shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity (including, without limitation, the Liquidating Trustee and any trustee appointed for the Debtor under chapters 7 or 11 of the Bankruptcy Code).
E. Final Order
     Except as otherwise expressly provided in the Plan, any requirement in the Plan for a Final Order may be waived by the Debtor, in consultation with the Committee, upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.
F. Withholding and Reporting Requirements
     In connection with the Plan and all instruments issued in connection herewith and distributions hereunder, the Vion Liquidating Trust and the Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Liquidating Trustee may require, as a condition to receipt of a distribution, that the Holder of a Claim provide such Holder’s taxpayer identification number and such other information and certification (including Form W-8 and Form W-9) as the Liquidating Trustee may deem necessary to comply with applicable tax reporting and withholding laws.
G. Tax Exemption
     Pursuant to Bankruptcy Code § 1146, any transfers from the Debtor, the Vion Liquidating Trust or the Liquidating Trustee to any other Person or entity pursuant to the Plan, or any agreement regarding the transfer of title to or ownership of the Debtor’s or the Vion Liquidating Trust’s real or personal property, or the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, including, without limitation, any transfers to or by the Liquidating Trustee of the Debtor’s or the Vion Liquidating Trust’s property in implementation of or as contemplated by the Plan (including, without limitation, any subsequent transfers of property by the Liquidating Trustee) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.
H. Governing Law
     Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless specifically stated, the rights, duties and obligations arising under the Plan, any agreements, documents and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and, with respect to the Debtor and the Vion Liquidating Trust, corporate governance matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles.
I. Severability
     After the Effective Date, should the Bankruptcy Court or any other court of competent jurisdiction determine that any provision in the Plan is either illegal on its face or illegal as applied to any Claim, such provisions shall be unenforceable either as to all Holders of Claims or as to the Holder of such Claim as to which the provision is illegal, respectively. Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.
J. Revocation
     The Debtor, in consultation with the Committee, reserves the right to revoke and withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor, the Committee or any other Person or to prejudice in any manner the rights of the Debtor, the Committee or any Person in any further proceedings involving the Debtor, or be deemed an admission by the Debtor and/or the Committee.
K. Construction
     The rules of construction as set forth in Bankruptcy Code § 102 shall apply to the construction of the Plan.

L. Plan Controls Disclosure Statement
     In the event and to the extent any provision of the Plan is inconsistent with any provision of this Disclosure Statement, the provisions of the Plan shall control and take precedence.
M. Amendments and Modifications
     The Debtor may alter, amend or modify the Plan under Bankruptcy Code § 1127(a) at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to “substantial consummation” (as such term is defined in Bankruptcy Code § 1101(2)) of the Plan, the Debtor in consultation with the Committee or the Liquidating Trustee in consultation with the Trust Oversight Committee may institute proceedings in the Bankruptcy Court pursuant to Bankruptcy Code § 1127(b) to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and pursue such matters as may be necessary to carry out the purposes and effects of the Plan, by the filing of a motion on notice to the Bankruptcy Rule 2002 service list only, and the solicitation of all Creditors and other parties-in-interest shall not be required.
N. Notices
     Any notices required under the Plan or any notices or requests of the Debtor or the Liquidating Trustee by parties in interest under or in connection with the Plan shall be in writing and served either by (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by each of the following parties:
To the Debtor, the Vion Liquidating Trust and the Liquidating Trustee:
Alan Kessman
Chief Executive Officer
Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, CT 06511
To Debtor’s Counsel:
Fulbright & Jaworski L.L.P.
Attn: David L. Barrack, Esq.
666 Fifth Avenue
New York, NY 10103-3198
Richards, Layton & Finger, P.A.
Attn: John H. Knight, Esq.
Christopher M. Samis, Esq.
One Rodney Square
920 N. King Street
Wilmington, DE 19801
To Committee’s Counsel:
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Attn: Adam H. Friedman, Esq.
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Potter Anderson & Corroon, LLP
Attn: Jeremy W. Ryan, Esq.
Hercules Plaza
1313 North Market Street, 6th Floor
Wilmington, Delaware 19801

O. Filing of Additional Documents
     On or before substantial consummation of the Plan, the Debtor may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.
P. Direction to a Party
     From and after the Effective Date, the Debtor, the Vion Liquidating Trust or the Liquidating Trustee may apply to the Bankruptcy Court for the entry of an order directing any Person to execute or deliver or to join in the execution or delivery of any instrument or document reasonably necessary or reasonably appropriate to effect a transfer of properties dealt with by the Plan, and to perform any other act (including the satisfaction of any lien or security interest) that is reasonably necessary or reasonably appropriate for the consummation of the Plan.
Q. Successors and Assigns
     The rights, duties and obligations of any Person named or referred to in the Plan, including all Creditors, shall be binding on, and shall inure to the benefit of, the successors and assigns of such Person.
R. Waiver of Subordination
     Notwithstanding any provision of the Plan to the contrary, all Holders of Claims shall be deemed to have waived any and all contractual subordination rights which they may have with respect to the distributions made pursuant to the Plan, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Holders of Claims from enforcing or attempting to enforce any such rights against any Person receiving distributions under the Plan.
XI. FINANCIAL INFORMATION
A. Status of Current Cash Position as of December 31, 2009
     The Debtor had total cash on hand of $14,247,920.76 as of December 31, 2009.
B. Projected Distributable Cash
     The Debtor anticipates that there will be approximately $9.5 million of Distributable Cash as of the Effective Date.
C. Descriptions of Assets and Litigation
          1. Remaining Assets and Potential Disposition Thereof
     As the Debtor has not been able to arrange a sale of substantially all of its assets, it continues to own the hard assets that it owned as of the Petition Date, with the exception of certain assets sold pursuant to certain de minimis asset sale procedures approved by the Bankruptcy Court in this Chapter 11 Case. Commencing on the Effective Date, the Liquidating Trustee shall have no obligation to obtain the approval or authorization of the Bankruptcy Court or file a report to the Bankruptcy Court concerning the sale, transfer, assignment or disposition of Assets; provided that the Liquidating Trustee, subject to oversight and approval of the Trust Oversight Committee as may be required under the Plan, may seek an order of the Bankruptcy Court approving any sale or disposition of Assets by the Liquidating Trustee to facilitate such transactions.

          2. Estate Litigation
     Except as otherwise provided in the Plan, any and all rights or Causes of Action and Avoidance Actions under any theory of law or fact, including, without limitation, under the Bankruptcy Code, accruing to or assertable by the Debtor shall remain Assets of the Debtor and on the Effective Date shall be transferred to and vested in the Vion Liquidating Trust with the Liquidating Trustee as the duly appointed representative of the Estates. Pursuant to Bankruptcy Code § 1123(b)(3)(B), only the Vion Liquidating Trust and the Liquidating Trustee, subject to any necessary oversight and approval of the Trust Oversight Committee as may be required under the Plan and the Liquidation Trust Agreement, shall have the right to pursue or not to pursue, or, subject to the terms of the Plan, compromise or settle any Causes of Action and Avoidance Actions owned or held by the Debtor or its Estate as of the Effective Date.
     From and after the Effective Date, the Vion Liquidating Trust and the Liquidating Trustee, subject to oversight and approval by the Trust Oversight Committee as may be required under the Plan and the Liquidation Trust Agreement, may litigate or settle any avoidance, recovery or subordination actions under Bankruptcy Code §§ 510, 543, 544, 545, 547, 548, 549, 550, 551, 553 or 724(a) or any other Causes of Action or rights to payments or claims that belong to the Debtor that may be pending on the Effective Date or instituted by the Vion Liquidating Trust and the Liquidating Trustee after the Effective Date, except as otherwise expressly provided in the Plan. The Liquidating Trustee may settle without need of Bankruptcy Court approval all such avoidance, recovery or subordination actions, other Causes of Action, rights to payment or claims, and may seek an order of the Bankruptcy Court approving the compromise, release or settlement of the same, subject to oversight and approval of the Trust Oversight Committee as may be required under the Plan. The Bankruptcy Court shall retain jurisdiction to adjudicate any and all Causes of Action and Avoidance Actions and approve of any such settlement, whether commenced prior to or after confirmation of the Plan. The Bankruptcy Court shall retain jurisdiction to adjudicate any and all Avoidance Actions and Causes of Action and approve of any such settlement (if required), whether commenced prior to or after confirmation of the Plan.
     The Debtor is in the process of analyzing the Avoidance Actions and/or Causes of Action. All Creditors who received payments from the Debtor within 90 days of the Petition Date (or one year if the Creditor was an “Insider,” as such term is defined in Bankruptcy Code § 101(31)), are subject to being sued for recovery of preferences under Bankruptcy Code § 547.
D. Risks Associated with Realizing on Litigation
     A portion of the property to be distributed to the Creditors pursuant to the Plan includes litigation claims. In addition to the risks described above, in general, the outcome of such litigation is impossible to predict. It is possible that the Estate may recover nothing at all on account of such litigation. The risks in such litigation include, but are not limited to, those associated with defenses and counter-claims of opposing parties to the litigation; the delay and expense associated with discovery and trial of factually intensive and complex disputes; the additional delay and expense inherent in appellate review; difficulties in pursuing claims pertaining to the Debtor because it is no longer an operating entity; the diminishing availability of former employees to serve as witnesses because they have moved from the geographic area or have otherwise become unavailable; the impossibility of predicting judicial outcomes; and the difficulty collecting favorable judgments.
     THE DEBTOR MAKES NO REPRESENTATION CONCERNING THE ACCURACY OF THE PROJECTED FINANCIAL INFORMATION OR THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. MANY OF THE ASSUMPTIONS ON WHICH THESE PROJECTIONS ARE BASED ARE SUBJECT TO SIGNIFICANT ECONOMIC UNCERTAINTIES. IT IS LIKELY THAT SOME ASSUMPTIONS WILL NOT MATERIALIZE BECAUSE OF UNANTICIPATED EVENTS AND CIRCUMSTANCES. ACCORDINGLY, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE PROJECTION PERIOD ARE LIKELY TO VARY FROM THE PROJECTED RESULTS. THE VARIATIONS MAY BE MATERIAL AND ADVERSE OR POSITIVE.
     THE DEBTOR DOES NOT ANTICIPATE AT THIS TIME THAT IT WILL UPDATE THESE PROJECTIONS AT THE HEARING ON CONFIRMATION OF THE PLAN OR OTHERWISE MAKE SUCH PROJECTIONS PUBLIC.

XII. CERTAIN FACTORS TO BE CONSIDERED REGARDING THE PLAN
     Holders of Claims against the Debtor should read and consider carefully the factors set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.
A. Bankruptcy Considerations
     An objection to confirmation of the Plan could prevent confirmation or delay confirmation for a significant period of time. In such case, the Effective Date may not occur and payments to Creditors may be delayed. In addition, if the Plan is not confirmed, the Chapter 11 Case may be converted to a case under chapter 7, in which event the Debtor believes that creditor recoveries will be substantially diminished.
     The Debtor believes that the Effective Date will occur seven (7) days after the entry of the Confirmation Order, although there can be no assurance that each of the conditions to the Effective Date will be satisfied by such date.
B. Overall Risks to Recovery by Holders of Claims
     In addition to the risks described in Article XI hereof, the ultimate recovery under the Plan to Holders of Allowed General Unsecured Claims depends upon the ability of the Liquidating Trustee to realize the maximum value of the Assets of the Debtor and to realize a favorable litigation outcome or settlement of the Causes of Action and Avoidance Actions. It is extremely difficult to value litigation and, as discussed above, litigation outcomes cannot be predicted.
C. Risks Regarding the Amount of Priority, Priority Tax and Administrative Claims
     The Debtor’s projections assume that unpaid Administrative Claims, Priority Claims and Priority Tax Claims against the Debtor will be between approximately $20,000 to $50,000 excluding Professional Fee Claims and administrative expenses incurred in the ordinary course. This amount is only an estimate. The Administrative Expense Request Deadline will not occur until 30 days after entry of the Confirmation Order. Thus, it is anticipated that additional Administrative Claims will be filed against the Debtor.
D. Risks Regarding Amount of Unsecured Claims
     As of February 9, 2010, there were approximately $69.2 million of Unsecured Claims scheduled and filed against the Debtor. The Unsecured Claims administration process is in its initial stages, and the Debtor anticipates many of these Unsecured Claims will be disallowed or reduced. The Unsecured Claim estimates do not include contract rejection Claims for which the time to file a Claim has not expired or Claims listed without dollar amounts. It is also possible that the dollar amount of Unsecured Claims could increase if the Bankruptcy Court determines that any claimant did not receive adequate notice of the Bar Date and therefore allows such claimant’s late-filed Unsecured Claim.
     Many of these Unsecured Claims are subject to objection, defenses or counterclaims, and the Estate intends to vigorously contest such Claims as appropriate. Accordingly, the Pro Rata recoveries for the Holders of Unsecured Claims against the Debtor are uncertain.
XIII. POST-CONFIRMATION ISSUES
A. Confirmation Order Vacated
     The Plan provides that if the Confirmation Order is vacated, the Plan will be null and void in all respects and nothing contained therein will (i) constitute a waiver of any Claims against or Interests in the Debtor, (ii)

prejudice in any manner the rights of the Holder of any Claim against or Interests in the Debtor, or (iii) prejudice in any manner the rights of the Debtor in the Chapter 11 Case.
B. Payment of Statutory Fees
     All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or before the Effective Date. All fees payable after the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid by the Liquidating Trustee out of the Assets of the Estate and of the Vion Liquidating Trust.
C. Authority to Effectuate Plan
     Upon the Confirmation Order becoming a Final Order, all matters provided under the Plan shall be deemed to be authorized and approved without the requirement of further approval from the Bankruptcy Court, the Debtor or the Debtor’s board of directors, members or shareholders, as applicable.
D. Binding Effect
     Except as otherwise expressly provided in the Plan, on and after the Effective Date, the Plan shall bind all Holders of Claims and Interests, whether or not such Holders voted to accept or reject the Plan.
E. Exculpation
     None of the Protected Parties shall have or incur any liability for, and each Protected Party is hereby released from, any claims, liens, encumbrances, obligations, damages, demands, debts, suits, Causes of Action, judgments, liabilities or rights whatsoever whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part upon any act, omission, transaction, agreement, event or occurrence taking place on or prior to the Effective Date to any other Protected Party, to any Holder of a Claim or an Interest in their capacity as such, in connection with, arising from or relating to the Chapter 11 Case, the formulation, negotiation and/or pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan and/or the property to be distributed under the Plan, except for claims, causes of action or liabilities arising from the gross negligence, willful misconduct or fraud of any Protected Party, in each case subject to determination of such by final order of a court of competent jurisdiction and provided that any Protected Party shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities (if any) under the Plan and such reasonable reliance shall form an absolute defense to any such claim, cause of action or liability. Without limiting the generality of the foregoing, each Protected Party shall be entitled to and granted the protections and benefits of Bankruptcy Code § 1125(e).
F. Release by Debtor
     On the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, (a) the Debtor and any entity seeking to exercise the rights of the Debtor or their Estate, including, without limitation, any successor to the Debtor including the Liquidating Trust and Trustee, shall completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive and discharge the Protected Parties, and (b) the Debtor’s directors, officers shall completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive and discharge the Debtor, from any and all Claims, liens, encumbrances, obligations, damages, demands, debts, suits, Causes of Action, judgments, liabilities or rights whatsoever (other than the rights of the Debtor or their successors to enforce the Plan and contracts, instruments, releases, indentures, agreements and other documents delivered hereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part upon any act, omission, transaction, agreement, event or occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of the Plan, the business or contractual arrangements between the Debtor and any Protected Party, or any other act or omission in connection with the Debtor’s bankruptcy, without further notice to or action by the Bankruptcy Court, or act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any entity, provided, however, that the foregoing shall not operate as a waiver or release of Claims or Causes of Action, if any, against any current employee of the Debtor arising out of the fraud, misappropriation, willful misconduct, gross negligence or criminal conduct of such employee; provided further, however, that the foregoing shall not limit the liability of the Debtor’s professionals to their client or the Debtor’s Estate contrary to the requirements of the law; provided further, however, that the foregoing shall not preclude, waive, expunge, or otherwise eliminate any director’s or officer’s filed or scheduled Claims against the Debtor. This release, waiver and discharge will be in addition to the discharge of Claims and termination of Interests provided herein and under the Bankruptcy Code. Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order shall release or waive any right of the Estate or the Liquidating Trustee to object to any filed or scheduled Claims of any Protected Party and nothing shall in this Plan shall be construed as or constitute a waiver of any defense to any claim or right to payment asserted by any party.
G. Release by Holders of Claims
     On the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Holder of Claims against the Debtor and/or the Protected Parties that does not affirmatively indicate its unwillingness to consent to the releases contained in this paragraph by checking the appropriate box on its form of ballot shall be deemed to completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive and discharge the Debtor and/or Protected Parties from any and all Claims, liens, encumbrances, obligations, damages, demands, debts, suits, Causes of Action, judgments, liabilities or rights whatsoever (other than the right to enforce the Debtor’s obligations under the Plan and the contracts, instruments, releases, indentures, agreements and other documents delivered hereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, agreement, event or occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of the Plan, or any other contract, instrument, release, agreement, settlement or document created, modified, amended terminated or entered into in connection with the Plan, the restructuring of any Claims against the Debtor, the property to be distributed under this Plan, or any other act or omission in connection with the Debtor’s bankruptcy, without further notice to or action by the Bankruptcy Court, or act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any entity; provided, however, that the foregoing shall not limit the liability of the Debtor’s professionals to their client or the Debtor’s Estate contrary to the law or operate as a waiver or release of any Claims or Causes of Action, if any, arising from gross negligence or willful misconduct.
H. Injunctions
     Except as otherwise expressly provided in the Plan or in the Confirmation Order, and except in connection with the enforcement of the terms of the Plan or any documents provided for or contemplated in the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtor or the Estate that arose prior to the Effective Date are permanently enjoined from: (i) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtor, the Vion Liquidating Trust or the Liquidating Trustee or any property of the Debtor, the Vion Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (ii) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree or order against the Debtor, the Vion Liquidating Trust or the Liquidating Trustee or any property of the Debtor, the Vion Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (iii) creating, perfecting or enforcing, directly or indirectly, any lien or encumbrance of any kind against the Debtor, the Vion Liquidating Trust or the Liquidating Trustee or any property of the Debtor, the Vion Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest; (iv) effecting, directly or indirectly, any setoff or recoupment of any kind against any obligation due to the Debtor, the Vion Liquidating Trust or the Liquidating Trustee or any property of the Debtor, the Vion Liquidating Trust or the Liquidating Trustee with respect to any such Claim or Interest, unless approved by the Bankruptcy

Court; and (v) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Nothing contained in this Article XIII.H shall prohibit the Holder of a Disputed Claim from litigating its right to seek to have such Disputed Claim declared an Allowed Claim and paid in accordance with the distribution provisions of the Plan, or enjoin or prohibit the interpretation or enforcement by the Holder of such Disputed Claim of any of the obligations of the Debtor, the Liquidating Trustee or the Vion Liquidating Trust under the Plan. The Confirmation Order shall also constitute an injunction enjoining any Person from enforcing or attempting to enforce any claim or cause of action against the Debtor or any property of the Debtor based on, arising from or related to any failure to pay, or make provision for payment of, any amount payable with respect to any Priority Tax Claim on which the payments due under Article VI.K of the Plan have been made or are not yet due under Article VI.K of the Plan.
I. Term of Injunctions or Stays
     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code §§ 105 or 362, this Plan or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the later of (i) entry of the Final Decree or (ii) the dissolution of the Vion Liquidating Trust.
J. Securities Law
     Under Bankruptcy Code § 1145, the issuance of the equity interest in the Vion Liquidating Trust to the Liquidating Trustee under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.
XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
     Circular 230 Disclaimer: To ensure compliance with requirements imposed by the Internal Revenue Service (the “IRS”), we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code of 1986, as amended (the “IRC”), or (ii) promoting, marketing or recommending to another party any transaction or tax matter(s) addressed herein.
     The following discussion summarizes certain federal income tax consequences of the Plan to Holders of General Unsecured Claims. This summary does not address the federal income tax consequences to Holders of Interests and to Holders whose Claims or Interests (i) are paid in full, in Cash, or which are otherwise not Impaired under the Plan (i.e., Allowed Administrative Claims, Priority Claims, Priority Tax Claims and Secured Claims) or (ii) that are not receiving any distribution under the Plan.
     This summary is based on the IRC, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS currently in effect. These authorities are all subject to change, possibly with retroactive effect, and any such change could alter or modify the federal income tax consequences described below.
     This summary does not address foreign, state or local income tax consequences, or any estate or gift tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign companies, nonresident alien individuals, S corporations, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, investors in pass-through entities, broker-dealers and tax-exempt organizations). Accordingly, this summary should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim.
     Due to the possibility of changes in law, differences in the nature of various Claims, differences in individual Claim Holders’ methods of accounting, and the potential for disputes as to legal and factual matters, the federal income tax consequences described herein are subject to significant uncertainties. No ruling has been applied for or obtained from the IRS, and no opinion of counsel has been requested or obtained by the Debtor with respect to any of the tax aspects of the Plan. No representations are being made regarding the particular tax consequences of the Plan to the Debtor or any Holder of a Claim or Interest.
     THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH SUCH HOLDER. THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OR ALL OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE PLAN.
A. Federal Income Tax Consequences to Holders of General Unsecured Claims
     In accordance with the Plan, the Debtor’s assets will be transferred by the Debtor to the Liquidating Trust for the benefit of the Holders of General Unsecured Claims against the Debtor (such Holders are referred to in this section as “Unsecured Creditors”).
     The federal income tax consequences of the Plan to Unsecured Creditors will depend upon several factors specific to each such Creditor, including, but not limited to: (i) whether the Unsecured Creditor’s Claim (or a portion thereof) constitutes a Claim for principal or interest, (ii) the origin of the Unsecured Creditor’s Claim, (iii) the Unsecured Creditor’s holding period for the Claim, (iv) whether the Unsecured Creditor is a United States person or a foreign person for United States federal income tax purposes, (v) whether the Unsecured Creditor reports income on the accrual or cash basis method, and (vi) whether the Unsecured Creditor has taken a bad debt deduction or otherwise recognized a loss with respect to the Claim.
     Generally, an Unsecured Creditor will recognize gain or loss equal to the difference between the “amount realized” by such Creditor and such Creditor’s adjusted tax basis in his, her or its Claim. The amount realized is equal to the value of such Creditor’s Pro Rata share of the proceeds of the Debtor’s Assets received under the Plan. Any gain or loss realized by an Unsecured Creditor should constitute ordinary income or loss to such creditor unless such Claim is a capital asset in the hands of such Unsecured Creditor. If a Claim is a capital asset and it has been held for more than one year, such Creditor will realize long-term capital gain or loss. An Unsecured Creditor will typically recognize gain or loss on the Effective Date as a result of the transfer of cash of the Debtor to the Liquidating Trust for the benefit of such Creditor in accordance with the Plan.
     THERE ARE MANY FACTORS THAT WILL DETERMINE THE TAX CONSEQUENCES TO EACH UNSECURED CREDITOR. FURTHERMORE, THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND IN SOME CASES UNCERTAIN. THEREFORE, IT IS IMPORTANT THAT EACH CREDITOR OBTAIN HIS, HER OR ITS OWN PROFESSIONAL TAX ADVICE REGARDING THE TAX CONSEQUENCES TO SUCH CREDITOR AS A RESULT OF THE PLAN.

B. FEDERAL INCOME TAX TREATMENT OF THE LIQUIDATING TRUST.
     1. Transfer of Assets to the Liquidating Trust.
     Pursuant to the Plan, the Holders, as of the Effective Date, of Allowed Claims against Debtor are required, for all federal income tax purposes, to treat the assets transferred by the Debtor to the Liquidating Trust as having been transferred directly to such Holders (with each such Holder receiving an undivided interest in the specific Liquidating Trust Assets, the proceeds of which such Holder may receive provided distributions in respect of its interest in the Liquidating Trust are made), and then transferred by such Holders to the Liquidating Trust in exchange for beneficial interests therein.
     2. Classification as a Liquidating Trust.
     The Liquidating Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). In Revenue Procedure 82-58, as modified and amplified by Revenue Procedures 91-15 and 94-45 (the “Revenue Procedures”), the IRS set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a bankruptcy plan. The Liquidating Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with the Revenue Procedures, all parties (including the Debtor, the Liquidating Trustee, and Holders of Allowed Claims) are required to treat, for federal income tax purposes, the Liquidating Trust as a grantor trust of which its creditor-beneficiaries are the owners and grantors, and the following discussion assumes that the Liquidating Trust would be so treated for federal income tax purposes. However, no ruling has been requested from the IRS concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust as a grantor trust. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Liquidating Trust and its creditor-beneficiaries could vary from those discussed herein (including the potential for an entity-level tax).
     3. Tax Reporting.
     For all federal income tax purposes, all parties (including the Debtor, the Liquidating Trustee, and Holders of Allowed Claims) will treat the Liquidating Trust as a grantor trust of which such Holders are the owners and grantors. Thus, each Holder (and any subsequent Holders) of interests in the Liquidating Trust will be treated as the direct owner of an undivided interest, for all federal income tax purposes, in the specific Assets of the Liquidating Trust, the proceeds of which such Holder may receive provided distributions in respect of its interest in the Liquidating Trust are made. Accordingly, each Holder of a beneficial interest in the Liquidating Trust will be required to report on its federal income tax return(s) the Holder’s allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Liquidating Trust. The character of items of income, deduction and credit to any Holder and the ability of such Holder to benefit from any deduction or losses may depend on the particular situation of such Holder.
     The federal income tax reporting obligation of a Holder of a beneficial interest in a Liquidating Trust is not dependent upon the Liquidating Trust distributing any cash or other proceeds. Therefore, a Holder of a beneficial interest in the Liquidating Trust may incur a federal income tax liability regardless of the fact that the Liquidating Trust has not made, or will not make, any concurrent or subsequent distributions to the Holder. If a Holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of any beneficial interests in the Liquidating Trust it holds, the Holder may be entitled to a subsequent loss or deduction. In general, a distribution of cash from the Liquidating Trust to a Holder of a beneficial interest will not be subject to tax.
     The Liquidating Trustee will file with the IRS returns for the Liquidating Trust as a grantor trust pursuant to Regulation § 1.671-4(a). The Liquidating Trustee will also send to each Holder of a beneficial interest in the Liquidating Trust a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction or credit and will instruct the Holder to report such items on its federal income tax return.

C. Withholding and Reporting
     Payments of interest, dividends and certain other payments are generally subject to backup withholding at the rate of 28% unless the payee of such payment furnishes such payee’s correct taxpayer identification number (social security number or employer identification number) to the payor. The Liquidating Trustee may be required to withhold the applicable percentage of any payments made to a Holder who does not provide his, her or its taxpayer identification number. Backup withholding is not an additional tax, but an advance payment that may be refunded to the taxpayer by the IRS to the extent that the backup withholding results in an overpayment of tax by such taxpayer in such taxable year.
     THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND IN SOME CASES UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED ON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES UNDER THE PLAN.
XV. ALTERNATIVES TO CONFIRMATION OF THE PLAN
     The Debtor believes that the Plan provides a recovery to Creditors that is greater than or equal to the probable recoveries by Creditors if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.
A. Acceptance and Confirmation of the Plan
     The Debtor believes that the Plan should be accepted and that it satisfies all the requirements for confirmation.
B. General Confirmation Requirements
     Bankruptcy Code § 1129(a) contains several requirements for confirmation of a plan. Among those requirements are that a plan be proposed in good faith, that certain information be disclosed regarding payments made or promised to be made to insiders, and that the plan comply with the applicable provisions of Chapter 11. The Debtor believes that the Plan complies with these requirements, including those requirements discussed below.
C. Best Interest Test
     Each Holder of a Claim or Interest in an Impaired Class must either (i) accept the Plan or (ii) receive or retain under the Plan Cash or property of a value, as of the Effective Date of the Plan, that is not less than the value such Holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. The Bankruptcy Court will determine whether the Cash and property issued under the Plan to each Holder of a Claim or Interest equals or exceeds the value that would be allocated to such Holders in a liquidation under chapter 7 of the Bankruptcy Code (the “Best Interest Test”). The Debtor believes the Holders of Claims against and Interests in the Debtor will have an equal or greater recovery as a result of and orderly chapter 11 liquidation as discussed herein and under the Plan than could be realized in a chapter 7 liquidation for the following reasons:
     The Vion Liquidating Trust is liquidating and therefore is not seeking to require Creditors to accept non-cash consideration so that the Estate could pursue going-concern value. Accordingly, the only question is whether the Creditors will have recovered more (or at least as much) under the Plan than they would recover through an asset liquidation by a chapter 7 trustee.
     To determine the value that a Holder of a Claim or Interest in an Impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the aggregate dollar amount that would be generated from the liquidation of the Debtor’s Assets if the Debtor’s Chapter 11 Case had been converted to a chapter 7 liquidation case and the Debtor’s Assets were liquidated by a chapter 7 trustee (the “Liquidation Value”). The Liquidation Value would consist of the net proceeds from the disposition of the Debtor’s Assets, augmented by Cash held by the Debtor and reduced by certain increased costs and Claims that arise in a chapter 7 liquidation case that do not arise in a chapter 11 reorganization case.
     As explained below, the Liquidation Value available for satisfaction of Claims and Interests in the Debtor would be reduced by: (a) the costs, fees and expenses of the liquidation under chapter 7, which would include disposition expenses and the compensation of a trustee and his, her or its counsel and other professionals retained, (b) the fees of the chapter 7 trustee, and (c) certain other costs arising from conversion of the Chapter 11 Case to chapter 7.
     The Debtor believes that Creditors have benefited and will continue to clearly benefit from the liquidation by the Debtor under the terms of the Plan. If the Assets are liquidated by a chapter 7 trustee, the Debtor projects that the maximum recovery would be substantially less. The Debtor believes it has established systems and protocols for the efficient disposition of its assets and will continue to attempt to liquidate its remaining Assets.
     Moreover, under the Plan the Debtor will avoid the increased costs and expenses of a chapter 7 liquidation, including the fees payable to a chapter 7 trustee and his or her professionals. The Cash to be distributed to Creditors would be reduced by the chapter 7 trustee’s statutory fee, which is calculated on a sliding scale from which the maximum compensation is determined based on the total amount of moneys disbursed or turned over by the chapter 7 trustee. Bankruptcy Code § 326(a) permits reasonable compensation not to exceed 3% of the proceeds in excess of $1 million distributable to creditors.4 The chapter 7 trustee’s professionals, including legal counsel and accountants, would add substantial administrative expenses that would be entitled to be paid ahead of Allowed Claims and Interests against the Debtor. Moreover, these chapter 7 trustee fees would reduce the Assets available for distribution to the Estate’s Creditors from additional recoveries such as preferential payments, expunged Administrative Claims and the proceeds of successful Estate litigation or settlement.
     In contrast, the Liquidating Trustee will be highly familiar with the Debtor’s operations and the issues pertaining thereto; therefore, the Estate will avoid the significant administrative burden associated with the familiarization process of a chapter 7 trustee and his or her legal and accounting professionals. Further, under the Plan, all Causes of Action will be pursued by the Liquidating Trustee, subject to oversight and approval of the Trust Oversight Committee as may be required under the Plan. The Liquidating Trustee is extensively familiar with the facts and legal theories pertaining to the Debtor’s Causes of Action. Conversely, a chapter 7 trustee would have no initial familiarity with the Estate’s litigation or claims and have less capability to maximize the value of such Causes of Action.
     It is also anticipated that a chapter 7 liquidation would result in a significant delay in payments being made to Creditors. Bankruptcy Rule 3002(c) provides that conversion of a chapter 11 case to chapter 7 will trigger a new bar date for filing Claims against the Estate, and that the new bar date will be 90 days after the first date set for the meeting of creditors called under section 341 of the Bankruptcy Code. Not only would a chapter 7 liquidation delay distribution to Creditors, but it is possible that additional Claims that were not asserted in the Chapter 11 Case, or were late-filed, could be filed against the Estate. Reopening the bar date in connection with conversion to chapter 7 would provide these and other claimants an additional opportunity to timely file Claims against the Estates. Moreover, the Debtor would lose the benefit of having an established Second Administrative Expense Request Deadline.
     For the reasons set forth above, the Debtor believes that the Plan provides a superior recovery for Holders of Claims and Interests, and the Plan meets the requirements of the Best Interest Test.

[4]	Bankruptcy Code § 326(a) permits a chapter 7 trustee to receive 25% of the first $5,000 distributed to creditors, 10% of additional amounts up to $50,000, 5% of additional distributions up to $1 million and reasonable compensation up to 3% of distributions in excess of $1 million.

D. Financial Feasibility Test
     Even if the Plan is accepted by each Class of Claims voting on the Plan, and even if the Bankruptcy Court determines that the Plan satisfies the Best Interest Test, the Bankruptcy Code requires that, in order for the Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor.
     The Debtor forecasts that the Cash payments to be made pursuant to the Plan will be funded from the Debtor’s existing cash reserves and through the amounts obtained from the sale of any of its Assets. Since a form of liquidation is proposed in the Plan and no further financial reorganization of the Debtor is contemplated, the Debtor believes that the Plan meets the feasibility requirement.
E. Acceptance by Impaired Classes
     Bankruptcy Code § 1129(b) provides that a plan can be confirmed even if it has not been accepted by all impaired classes as long as at least one impaired class of claims has accepted it. The process by which nonaccepting classes are forced to be bound by the terms of a plan is commonly referred to as “cramdown.” The Bankruptcy Court may confirm the Plan at the request of the Debtor notwithstanding the Plan’s rejection (or deemed rejection) by impaired Classes as long as the Plan “does not discriminate unfairly” and is “fair and equitable” as to each impaired Class that has not accepted it. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to classes of equal rank.
     A class of claims under a plan accepts the plan if the plan is accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims in the class that actually vote on the plan. A class of interests accepts the plan if the plan is accepted by holders of interests that hold at least two-thirds in amount of the allowed interests in the class that actually vote on a plan.
     A class that is not “impaired” under a plan is conclusively presumed to have accepted the plan. Solicitation of acceptances from such a class is not required. A class is “impaired” unless (i) the legal, equitable and contractual rights to which a claim or interest in the class entitles the Holder are not modified, or (ii) the effect of any default is cured and the original terms of the obligation are reinstated.
     A plan is fair and equitable as to a class of secured claims that rejects the plan if the plan provides (i)(a) that the holders of claims included in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims, and (b) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the Effective Date of the plan, at least equal to the value of the Holder’s interest in the Estate’s interest in such property; (ii) for the sale, subject to Bankruptcy Code § 363(k), of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (i) or (ii) of this paragraph; or (iii) for the realization of the indubitable equivalent of such claims.
     A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides (i) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the Effective Date of the plan, equal to the allowed amount of such claim, or (ii) that the Holder of any claim or interest that is junior to the claims of such rejecting class will not receive or retain on account of such junior claim or interest any property at all.
     A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (i) that each Holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the Effective Date of the plan, equal to the greater of the allowed amount of any fixed liquidation preference to which such Holder is entitled, any fixed redemption price to which such Holder is entitled, or the value of such interest, or (ii) that the Holder of any interest that is junior to the interest of such rejecting class will not receive or retain under the plan on account of such junior interest any property at all.

     Class 3 (General Unsecured Claims) is Impaired and shall be entitled to vote to accept or reject the Plan. If and to the extent that any Class identified as being not Impaired is Impaired (whether as a result of the terms of the Plan or any modification or amendment thereto), such Class shall be entitled to vote to accept or reject the Plan.
     Class 1 (Priority Claims) and Class 2 (Secured Claims) are not Impaired by the Plan. Pursuant to Bankruptcy Code § 1126(f), Classes 1 and 2 are conclusively presumed to have accepted the Plan, and the votes of Holders of Claims in Classes 1 and 2 will therefore not be solicited.
     The votes of Class 4 (Interests and Interest Related Claims arising from Common Stock) are not being solicited because such Holders are not entitled to receive or retain under the Plan any interest in property on account of such Claims and Interests. Class 4 is therefore deemed to have rejected the Plan pursuant to Bankruptcy Code § 1126(g). The Plan provides fair and equitable treatment to these Holders because there are no Classes junior to this Class, and no Class senior to this Class is being paid more than in full on its Allowed Claims.
Dated: February 11, 2010
  Respectfully submitted,

Vion Pharmaceuticals, Inc.
By:	/s/ Alan Kessman
	Name:	Alan Kessman
	Title:	Chief Executive Officer

EXHIBIT A
DEBTOR’S CHAPTER 11 PLAN OF LIQUIDATION